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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HILTON HOTELS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WORLD HEADQUARTERS
9336 CIVIC CENTER DRIVE
BEVERLY HILLS, CALIFORNIA 90210

        The 2004 annual meeting of stockholders of Hilton Hotels Corporation will be held at the Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California 91202, on Thursday, May 27, 2004, at 11:00 a.m., local time, for the following purposes:

  (1)
  To elect four directors to the Board of Directors;

  (2)
  To ratify the appointment of Ernst & Young LLP to serve as auditors for Hilton for 2004;

  (3)
  To approve the 2004 Omnibus Equity Compensation Plan;

  (4)
  To approve the Annual Incentive Plan with respect to awards to be made to our executive officers;

  (5)
  To consider two stockholder proposals, if presented at the meeting; and

  (6)
  To transact any other business which may properly come before the meeting.

        Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to be at the annual meeting, you are urged to return your proxy by one of the following methods:

  •
  Complete, sign and date the enclosed proxy card and return it as promptly as possible in the envelope provided;

  •
  Use the toll free telephone number as described on the enclosed proxy card; or

  •
  Use the internet voting site as described on the proxy card.

        Only stockholders of record at the close of business on March 29, 2004 are entitled to notice of and to vote at the meeting, or any adjournment or postponement of the meeting. A complete list of such stockholders will be available for examination at our offices in Beverly Hills, California and at the Hilton Glendale, during normal business hours by any stockholder for any purpose germane to the annual meeting, for a period of ten days prior to the meeting.

By Order of the Board of Directors,
MADELEINE A. KLEINER Executive Vice President, General Counsel and Corporate Secretary

Beverly Hills, California April 8, 2004

i

Change Of Control Agreements	28
General	28
Summary of Provisions	28
Definition of Change of Control	28
Tax Payments	28
Agreement Not To Compete	29
Confidentiality	29
Proposal 2—Ratification of Appointment of Auditors	29
Proposal 3—Approval of 2004 Omnibus Equity Compensation Plan	30
Proposal 4—Approval of Annual Incentive Plan	37
Proposal 5—Stockholder Proposal Concerning Board Declassification	40
Proposal 6—Stockholder Proposal Concerning Board Independence	42
2005 Annual Meeting Of Stockholders	45
Householding	45
Proxy Solicitation	45
Exhibits
Exhibit A—Audit Committee Charter	A-1
Exhibit B—2004 Omnibus Equity Compensation Plan	B-1
Exhibit C—Annual Incentive Plan	C-1

ii

HILTON HOTELS CORPORATION
9336 CIVIC CENTER DRIVE
BEVERLY HILLS, CALIFORNIA 90210

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why Did I Receive This Proxy Statement?

        We sent you this proxy statement and the enclosed proxy card because the Company's Board of Directors is soliciting your proxy to be used at the annual meeting of stockholders on May 27, 2004, at 11:00 a.m., local time, at the Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California 91202, or at any adjournment or postponement of the meeting. This proxy statement summarizes the information you need to know to vote on an informed basis. We are first mailing this proxy statement and the enclosed proxy card to stockholders on or about April 8, 2004.

Who Can Vote?

        You are entitled to vote if you owned the Company's common stock on the record date, which is the close of business on March 29, 2004. Each share of the Company's common stock that you own entitles you to one vote.

How Many Shares Of Voting Stock Are Outstanding?

        On the record date, there were 381,808,568 shares of the Company's common stock outstanding. Common stock is our only class of voting stock.

What May I Vote On?

1.
The election of four nominees to serve on our Board of Directors:

•
A. Steven Crown

•
David Michels

•
John H. Myers

•
Donna F. Tuttle

2.
The ratification of the appointment of Ernst & Young LLP as our auditors for 2004.

3.
Approval of the Company's 2004 Omnibus Equity Compensation Plan.

4.
Approval of the Company's Annual Incentive Plan with respect to awards to be made to our executive officers.

5.
A stockholder proposal concerning Board declassification.

6.
A stockholder proposal concerning Board independence.

How Does The Board Of Directors Recommend I Vote On The Proposals?

        The Board of Directors recommends a vote FOR each of the Board's nominees for director; FOR ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 2004; FOR approval of the Company's 2004 Omnibus Equity Compensation Plan; FOR approval of the Company's Annual Incentive Plan; and AGAINST both stockholder proposals.

How Do I Vote?

        To vote by proxy you should either:

  •
  Complete, sign and date the enclosed proxy card and return it promptly in the prepaid envelope provided;

  •
  Call the toll free number on the proxy card and follow the telephonic procedures for delivering your proxy; or

  •
  Visit the website shown on the proxy card and follow the instructions indicated on the proxy card for delivering your proxy via the internet.

        To vote in person, you may attend the meeting and cast your vote in person.

        The telephonic and internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which the Company believes comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

May I Revoke My Proxy?

        You may revoke your proxy at any time before it is voted in either of the following ways:

  •
  You may submit another proxy card with a later date or another telephonic or internet proxy at a later date;

  •
  You may notify the Secretary of the Company in writing before your proxy is voted that you have revoked your proxy; or

  •
  You may attend the meeting, inform the Secretary in writing prior to the voting that you wish to vote your shares in person, and cast your vote in person.

If I Plan To Attend The Meeting, Should I Still Vote By Proxy?

        Whether you plan to attend the meeting or not, we urge you to vote by proxy. Returning the proxy card or submitting your proxy through the telephonic or internet voting procedures will not affect your right to attend the meeting, and your proxy will not be used if you are personally present at the meeting and inform the Secretary in writing prior to the voting that you wish to vote your shares in person.

How Will My Proxy Get Voted?

        If you properly fill in your proxy card and send it to us or properly deliver your proxy by telephone or internet, your proxy holder (one of the individuals named on your proxy card) will vote your shares as you have directed. Under the rules of the New York Stock Exchange, if your broker is a member of the exchange and holds your shares in its name, the broker may vote your shares on Proposals 1 and 2 if it does not receive instructions from you; however, your broker may not vote your shares on Proposals 3, 4, 5 and 6 if it does not receive instructions from you. If you sign the proxy card but do not make specific choices, the proxy holder will vote your shares as recommended by the Board of Directors as follows:

  •
  "FOR" the election of all four nominees for director;

  •
  "FOR" ratification of the appointment of independent auditors for 2004;

  •
  "FOR" approval of the Company's 2004 Omnibus Equity Compensation Plan;

  •
  "FOR" approval of the Company's Annual Incentive Plan; and

  •
  "AGAINST" both stockholder proposals.

What Constitutes A Quorum?

        A quorum is the presence at the meeting of a number of shares, which are either present or represented by proxy, constituting a majority of the outstanding shares entitled to vote at the meeting. There must be a quorum for the transaction of business at the meeting. If you submit a properly executed proxy card or a telephonic or internet proxy, even if you abstain from voting, your shares will be considered part of the quorum. Broker non-votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal) are included in determining the presence of a quorum.

What Vote Is Required To Approve Proposals?

        Directors are elected by a plurality of the shares voting at the meeting. If you do not vote for a particular nominee, or you indicate "withhold authority to vote" for a particular nominee on your proxy, your vote will not count either "for" or "against" the nominee. A "broker non-vote" will also have no effect on the outcome.

        The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon is required to ratify the appointment of independent auditors, approve the Company's 2004 Omnibus Equity Compensation Plan, approve the Company's Annual Incentive Plan, approve the stockholder proposals and for any other action that may properly come before the meeting. Abstentions will have the same effect as a vote "against" these proposals and "broker non-votes" will not be counted in determining whether the proposals have been approved. In addition, under NYSE rules, approval of the Company's 2004 Omnibus Equity Compensation Plan and approval of the Company's Annual Incentive Plan will require that the holders of a majority of the shares entitled to vote (as determined in accordance with the rules of the NYSE) cast a vote, whether in favor, against or in abstention.

How Will Voting On Any Other Business Be Conducted?

        Although we do not know of any business to be considered at the meeting other than the proposals described in this proxy statement, if any other business is presented at the meeting, your returned proxy gives authority to proxy holders to vote on these matters in their discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND EXECUTIVE OFFICERS

        The following table sets forth the names and addresses of all persons who beneficially owned, to the knowledge of the Company, more than 5% of the outstanding shares of the Company's common stock on March 29, 2004. The following table also sets forth, as of March 29, 2004, the beneficial ownership of the Company's common stock by:

  •
  each director and director nominee;

  •
  the chief executive officer and the four other most highly compensated executive officers for the year ended December 31, 2003 (the "Named Officers"); and

  •
  all directors and executive officers of the Company as a group.

Name and Address of Owner	Common Stock		Approximate Percent of Outstanding Common Stock
Barron Hilton 9336 Civic Center Drive Beverly Hills, California 90210	23,454,914	(1)	6.1
Southeastern Asset Management, Inc. 6410 Poplar Ave., Suite 900 Memphis, Tennessee 38119	57,408,195	(2)	15.0
Morgan Stanley 1585 Broadway New York, New York 10036	24,517,252	(3)	6.4
Stephen F. Bollenbach	4,765,484	(4)	1.2
A. Steven Crown	3,819,500	(4)(5)	*
Peter M. George	12,000	(4)	*
Dieter Huckestein	500,325	(4)	*
Robert L. Johnson	27,927	(4)	*
Benjamin V. Lambert	223,421	(4)	*
David Michels	—		—
John H. Myers	—		—
John L. Notter	28,963	(4)(6)	*
Donna F. Tuttle	41,294	(4)(7)	*
Peter V. Ueberroth	962,685	(4)(8)	*
Sam D. Young	52,108	(4)(9)	*
Matthew J. Hart	598,015	(4)(10)	*
Thomas L. Keltner	81,840	(4)(11)	*
Madeleine A. Kleiner	71,125	(4)	*
All directors and executive officers as a group (16 persons)	34,639,601	(12)	8.9

*
The common stock owned does not exceed 1% of the outstanding shares.

(1)
Consists of 16,516,584 shares owned by the William B. Hilton Trust and 6,938,330 shares owned by the Hilton Family Trust.

(2)
The amount of common stock owned by Southeastern Asset Management, Inc. is based upon information contained in an amended Schedule 13G filed by Southeastern with the Securities and Exchange Commission on February 12, 2004. According to this Schedule 13G, all of the reported shares of common stock are owned by investment advisory clients of Southeastern.

(3)
The amount of common stock owned by Morgan Stanley is based upon information contained in a Schedule 13G filed by Morgan Stanley with the Securities and Exchange Commission on February 17, 2004.

(4)
Includes options to acquire 4,000,000, 22,000, 12,000, 452,325, 22,000, 22,000, 18,000, 22,000, 20,000, 22,000, 575,725, 68,025 and 71,125 shares of common stock, exercisable within 60 days, held by Messrs. Bollenbach, Crown, George, Huckestein, Johnson, Lambert and Notter, Ms. Tuttle, Messrs. Ueberroth, Young, Hart and Keltner and Ms. Kleiner, respectively.

(5)
Mr. Crown is a partner of The Crown Fund, which owns 239,888 shares of common stock. The Arie and Ida Crown Memorial, of which Mr. Crown is a director, owns 1,002,272 shares of common stock. Pines Trailer Limited Partnership, the partners of which include a corporation of which Mr. Crown is a director, officer and shareholder and a partnership of which Mr. Crown is a partner, owns 600,000 shares of common stock. Areljay, L.P., the partners of which include a corporation of which Mr. Crown is a director, officer and shareholder and a trust of which Mr. Crown is a beneficiary, owns 1,935,340 shares of common stock. Mr. Crown disclaims beneficial ownership of the shares held by The Crown Fund, Arie and Ida Crown Memorial, Pines Trailer Limited Partnership and Areljay, L.P., except to the extent of his beneficial interest in the entities that own such shares. The shares beneficially owned by Mr. Crown also include 10,000 shares owned by his spouse.

(6)
Includes 1,000 shares owned directly by Mr. Notter's spouse.

(7)
Includes 784 shares owned in trust for Ms. Tuttle's children.

(8)
Includes 816,279 shares owned by the Ueberroth Family Trust and 126,406 shares owned by the Ueberroth Family Foundation.

(9)
Includes 25,301 shares owned jointly by Mr. Young and his spouse.

(10)
Includes 5,000 shares owned jointly by Mr. Hart and his spouse and 3,000 shares owned by Mr. Hart's children.

(11)
Includes 13,815 shares attributable to Mr. Keltner's interest in the Company's 401(k) Savings Plan.

(12)
Includes 5,327,200 shares issuable upon exercise of stock options granted to executive officers and directors, exercisable within 60 days of March 29, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's reporting officers and directors, and persons who beneficially own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on the Company's review of the reports filed with the SEC and written representations from such reporting persons, the Company believes that all of its reporting officers, directors and greater than 10% beneficial owners filed these reports on time in 2003.

PROPOSAL 1
ELECTION OF DIRECTORS

Nomination Process

        The Company's By-Laws provide that the number of directors shall be not less than ten nor more than 20, with the exact number to be fixed from time to time by resolution of the Board of Directors. The Board has fixed the number of directors at 13. The Board is divided into three classes of directors comprised of four, four and five members, respectively. One class is elected at each annual meeting to serve a term of three years.

        At the meeting, the terms of four directors are expiring. Those directors nominated for election at the meeting will hold office for a three-year term expiring in 2007. Other directors currently serving on the Board are not up for election this year and will continue in office for the remainder of their terms as set forth in the table below.

        Nominations for directors are made by the Board of Directors, based on recommendations made by the Corporate Governance and Nominating Committee, not less than 30 days prior to the date of the meeting at which directors are scheduled to be elected. The Corporate Governance and Nominating Committee will consider stockholder recommendations for candidates for the Board of Directors of the Company. All recommendations are to be directed to the Corporate Governance and Nominating Committee at the Company's world headquarters located at 9336 Civic Center Drive, Beverly Hills, California 90210, attention Corporate Secretary. Recommendations for consideration at the 2005 annual meeting of stockholders must be received in writing not later than December 10, 2004, which is also the deadline for submitting stockholder proposals. See "2005 Annual Meeting of Stockholders" below. The recommendation should contain relevant information about each proposed nominee, including age, business and residence addresses, principal occupation, the number of shares of common stock beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee.

        The Corporate Governance and Nominating Committee has established standards for the overall composition of the Board and certain director qualification criteria to use as a guideline in considering nominations to the Company's Board of Directors. The criteria include: character, experience, reputation, knowledge, commitment and ability to contribute to Board balance and diversity. The criteria are not exhaustive and the Corporate Governance and Nominating Committee and the Board of Directors may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. For additional detail regarding the criteria used by the Corporate Governance and Nominating Committee in selecting new nominees for the Board, see the Company's Corporate Governance Guidelines which are available on the Company's internet website at www.hiltonworldwide.com (click on "Investor Relations," then "Corporate Governance").

        Prior to each annual meeting of stockholders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board of Directors, the Corporate Governance and Nominating Committee will consider incumbent Board members and other well-qualified individuals as potential director nominees. The Corporate Governance and Nominating Committee will review each potential candidate's qualifications in light of the Company's standards for the overall composition of the Board and the director qualification criteria described above. The Corporate Governance and Nominating Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee. Recommendations received from stockholders will be evaluated in the same manner as other candidates considered by the Committee.

        The Corporate Governance and Nominating Committee uses a variety of methods for identifying nominees for director. Candidates may come to the attention of the Committee through current Board members, stockholders or other persons. These candidates are evaluated at meetings of the Committee, and may be considered during the year. Historically, the Committee has not relied on third party search firms to identify Board candidates. The Committee may in the future choose to do so in those situations where particular qualifications are desired or where existing contacts are not sufficient to identify an appropriate candidate.

        In the event that a designated nominee is unable or unwilling to stand for election at the meeting, proxy holders will vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the meeting.

        The Board of Directors has nominated, and it is the intention of the persons named in the enclosed proxy to vote for the election of, the four nominees named below. Each of the four nominees has consented to serve as a director if elected. Each of the nominees has previously been elected by the Company's stockholders.

Nominees and Continuing Directors

        The table below sets forth information with respect to the persons nominated for election to the Board and the continuing directors. Unless otherwise indicated in the table, each such person has engaged in his or her principal occupation since at least January 1999. The principal occupations of nominees and continuing directors include employment with the Company or its subsidiaries and affiliates only as indicated in the following table. None of the nominees or continuing directors are related to each other or to any of the Company's executive officers.

Name, Principal Occupation and Other Directorships	Age	Term to Expire at Annual Meeting In	Year Service Commenced
NOMINEES:
A. Steven Crown General Partner of Henry Crown and Company (Not Incorporated), a company which includes diversified investments and real estate ventures. He is a director of Caesars Entertainment, Inc.	52	2007	1992
David Michels(1) Chief Executive Officer of Stakis plc, a European hotel company, until April 1999, Chief Executive of Hilton International Co. until June 2000 and, thereafter, Group Chief Executive of Hilton Group plc. He is a director of The British Land Company plc and Hilton Group plc. Mr. Michels is a citizen of the United Kingdom.	57	2007	2000

John H. Myers President and Chief Executive Officer of GE Asset Management Incorporated. Mr. Myers also serves as a trustee of the General Electric Pension Trust and as a Vice President of General Electric Company. He is a director of GE Capital Services, Inc. and the Pebble Beach Company, a golf management company. Mr. Myers is also a member of the Advisory Committee of Warburg Pincus, an investment advisor, a member of the Pension Managers Advisory Committee of the New York Stock Exchange and a trustee of Wagner College.	58	2007	2000
Donna F. Tuttle Partner of Elmore/Tuttle Sports Group, a company specializing in minor league sports franchises, management facilities and concessions, and President of Korn Tuttle Capital Group, a financial consulting and investments firm. She is a director of the California Chamber of Commerce and the NCAA.	56	2007	1992
CONTINUING DIRECTORS:
Stephen F. Bollenbach(1) President and Chief Executive Officer of Hilton Hotels Corporation. Mr. Bollenbach also serves as Chairman of the Board of Caesars Entertainment, Inc. He is a director of Caesars Entertainment, Inc., Catellus Development Corporation, Hilton Group plc and Time Warner Inc.	61	2005	1996
Peter M. George Senior Vice President/Managing Director International Group of Caesars Entertainment, Inc. since October 2001. He formerly served as Vice Chairman and Group Chief Executive of Hilton Group plc until June 2000. Mr. George is a citizen of the United Kingdom.	60	2006	1997
Barron Hilton Chairman of the Board of Hilton Hotels Corporation. He is a director of Caesars Entertainment, Inc.	76	2006	1965
Dieter Huckestein Executive Vice President of Hilton Hotels Corporation and President — Hotel Division until March 2001 and, thereafter, Executive Vice President of Hilton Hotels Corporation and President — Hotel Operations Owned and Managed.	60	2005	1995
Robert L. Johnson Chairman and Chief Executive Officer of BET Holdings, Inc., a diversified media holding company which owns Black Entertainment Television, and Owner of the Charlotte Bobcats of the National Basketball Association and the Charlotte Sting of the Womens National Basketball Association. He is a director of General Mills Inc., Strayer Education, Inc., an education services company, and U.S. Airways Group, Inc.	57	2006	1994
Benjamin V. Lambert Chairman and Chief Executive Officer of Eastdil Realty Company, L.L.C., real estate investment bankers.	65	2005	1976

John L. Notter Chairman of the Board of Swiss American Investment Corp., an investment firm, and Chairman of the Board and President of Westlake Properties, Inc., a hotel and real estate development company. He formerly served as Chairman of the Board of Princess Hotels, American-Hawaiian Steamship Company and the Ludwig Institute for Cancer Research, as President of Universe Tankships, Inc. and as a director of Credit Suisse First Boston.	69	2005	1999
Peter V. Ueberroth Managing Director of Contrarian Group, Inc., a business management company. He has also served as Owner and Co-Chairman of the Pebble Beach Company since July 1999. Mr. Ueberroth previously served as Commissioner of Major League Baseball and as President and Chief Executive Officer of the Los Angeles Olympic Organizing Committee for the 1984 Los Angeles Olympic Games. He is Chairman of Ambassadors International Inc., a travel services company, and a director of the Coca-Cola Company and McLeod USA, Incorporated.	66	2005	2000
Sam D. Young Chairman of TransWest Enterprises, Inc., an investment company.	74	2006	1975

(1)
The Company has entered into agreements with Hilton Group plc, whose wholly owned subsidiary, Hilton International Co., owns the rights to the Hilton name outside the United States. The agreements provide for, among other things, reunification of the Hilton brand worldwide through a strategic alliance between the companies. Pursuant to the alliance, Mr. Bollenbach is a member of Hilton Group plc's Board of Directors and Mr. Michels is a member of the Company's Board of Directors. The alliance agreements provide that the Company and Hilton Group plc may at any time change their respective designee for the other party's Board of Directors.

Information Concerning the Board of Directors and Certain Committees

        Among the standing Committees created by the Board of Directors are the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Diversity Committee. A brief description of each of these Committees follows:

  Audit Committee

        The Audit Committee consists of four financially literate independent directors (see "Director Independence" below) who also satisfy the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended: John L. Notter (Chair), A. Steven Crown, John H. Myers and Sam D. Young. The Board of Directors has determined that Mr. Notter qualifies as an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K. The Company's Board of Directors has adopted a written charter for the Audit Committee, which is attached to this proxy statement as Exhibit A and is available on the Company's internet website at www.hiltonworldwide.com (click on "Investor Relations," then "Corporate Governance"). The functions of the Audit Committee include the following:

  •
  reviewing the independence of the independent auditors and engaging and discharging the independent auditors;

  •
  reviewing with the independent auditors and internal auditors the plans and results of their respective audits;

  •
  pre-approving non-audit services provided by the independent auditors and the range of audit and non-audit fees;

  •
  reviewing and discussing with management and the independent auditors the effectiveness of the Company's system of internal controls;

  •
  reviewing and discussing with management and the independent auditors the Company's financial statements and reports filed with the SEC and the types and presentation of information in other public releases of financial information;

  •
  establishing procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and the treatment of such submissions;

  •
  serving as the Company's qualified legal compliance committee; and

  •
  providing policy oversight of the Company's legal and ethical compliance programs.

  Compensation Committee

        The Compensation Committee consists of five independent directors (see "Director Independence" below): A. Steven Crown (Chair), John L. Notter, Donna F. Tuttle, Peter V. Ueberroth and Sam D. Young. The Company's Board of Directors has adopted a written charter for the Compensation Committee, which is available on the Company's internet website at www.hiltonworldwide.com (click on "Investor Relations," then "Corporate Governance"). The functions of the Compensation Committee include the following:

  •
  reviewing and approving compensation practices and policies of the Company, including those relating to senior officers and the Chief Executive Officer;

  •
  reviewing and approving procedures for the administration of such practices and policies, including corporate goals and objectives relating to compensation, incentive compensation plans and equity-based plans;

  •
  overseeing the administration of the Company's 1984 Stock Option and Stock Appreciation Rights Plan, 1990 Stock Option and Stock Appreciation Rights Plan, 1996 Stock Incentive Plan (collectively, the "Stock Option Plans") and Supplemental Retirement and Retention Plan, including the granting of options and units thereunder, respectively, as well as the Company's other compensation plans to the extent specified in such plans or designated by the Board;

  •
  approving any new equity compensation plan or any material change to an existing plan;

  •
  approving titles and appointments of corporate officers;

  •
  making recommendations to the Board with respect to severance or termination payments to current or former executive officers of the Company; and

  •
  overseeing regulatory compliance with respect to compensation matters.

  Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee consists of five independent directors (see "Director Independence" below): Donna F. Tuttle (Chair), A. Steven Crown, Benjamin V. Lambert, John L. Notter and Peter V. Ueberroth. The Company's Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on the Company's internet website at www.hiltonworldwide.com (click on "Investor Relations," then "Corporate Governance"). The functions of the Corporate Governance and Nominating Committee include the following:

  •
  recommending nominees to the Board of Directors to stand for election at stockholder meetings or to fill vacancies on the Board;

  •
  reviewing on a continuing basis, and at least once a year, the structure of the Board and Committees thereof to assure continuity and to assure that the proper skills and experience are represented on the Board and Committees;

  •
  developing standards to be applied in making determinations as to the existence of material relationships between the Company and its directors and reviewing any potential conflicts of Board members;

  •
  recommending to the Board the directors to serve on the various Board Committees;

  •
  developing corporate governance guidelines for the Company and reviewing those principles at least once a year; and

  •
  overseeing the Board's self-evaluation process.

        See "Election of Directors—Nomination Process" for a description of the Committee's nomination process.

  Diversity Committee

        The members of the Diversity Committee are Robert L. Johnson (Chair), Stephen F. Bollenbach, Peter M. George, Dieter Huckestein and Donna F. Tuttle. The functions of the Diversity Committee include the following:

  •
  developing and implementing policies and programs oriented specifically toward assuring equality of opportunity in all facets of the Company's business;

  •
  encouraging opportunities to increase the diversity of the Company's workforce; and

  •
  supervising the Company's efforts to increase its business ties to female and minority-owned suppliers and service providers.

  2003 Meetings

        The Company's Board of Directors and Committees thereof had the following number of meetings during 2003:

  •
  Board of Directors (7);

  •
  Audit Committee (4);

  •
  Compensation Committee (5);

  •
  Corporate Governance and Nominating Committee (4); and

  •
  Diversity Committee (4).

In addition to the meetings of the Audit Committee referenced above, the Audit Committee has delegated certain responsibilities to the Chair who met with management and the Company's independent auditors and internal auditors periodically during 2003.

        Each director attended 75% or more of the aggregate number of meetings of the Board and the Committees on which he or she served. It is the Company's policy to encourage attendance at the Company's annual meeting of stockholders by all of its directors who are able to attend. Each of the Company's 13 directors attended the 2003 annual meeting of stockholders.

  Board Compensation

        Each director who is not also an officer of the Company is paid an annual fee of $40,000, except for Mr. Michels who does not receive any director fees in accordance with the alliance agreements between the Company and Hilton Group plc. See footnote 1 under "Nominees and Continuing Directors" above. In addition, each director receives $1,000 for each meeting of the Board of Directors attended and $750 (except the Chair of a Committee receives $1,000) for each meeting of a Committee attended. In view of the increased responsibilities of the Chair of the Audit Committee, effective as of January 1, 2004, the Chair of the Audit Committee receives an additional $25,000 fee per year. The Company's directors also receive, with certain exceptions, complimentary rooms and food and beverage when traveling to Company owned or managed properties for non-Company related business.

        Barron Hilton, the Company's Chairman of the Board, received a salary of $300,000 in 2003, as well as office space and secretarial support. Mr. Hilton does not receive a bonus and has not been granted any stock options or stock units under the Company's equity compensation plans.

  Directors' Stock and Deferred Retainer Plan

        The Company has adopted the Directors' Stock and Deferred Retainer Plan, which provides non-employee directors the right to elect to receive their annual retainer fee in the form of (i) cash; (ii) the Company's common stock payable on a quarterly basis; or (iii) deferred units that are payable in shares of the Company's common stock subsequent to a director's retirement from the Board of Directors. As of December 31, 2003, the following directors held the indicated number of deferred units under the Directors' Stock and Deferred Retainer Plan: Mr. Crown—5,958; Mr. George—5,958; Mr. Lambert—4,524; and Mr. Notter—2,979.

  Independent Director Stock Option Plan

        On May 7, 1998, the Company's stockholders approved the 1997 Independent Director Stock Option Plan. The 1997 Plan provides that each non-employee director of the Company is eligible to receive an annual grant of stock options, which commenced on July 16, 1997. Each option is exercisable immediately upon grant. In 2003, each of the following non-employee directors were granted 4,000 stock options under the 1997 Plan: Messrs. Crown, George, Johnson, Lambert, Notter, Ueberroth and Young, and Ms. Tuttle. The 1997 Plan is administered by the full Board of Directors, acting by a majority of its members, and expires on July 31, 2007. See "Security Ownership of Certain Beneficial Owners and Executive Officers."

        The Company's non-employee directors will be eligible to participate in the new 2004 Omnibus Equity Compensation Plan, which is subject to stockholder approval at the annual meeting. See "Proposal 3—Approval of 2004 Omnibus Equity Compensation Plan" below. If the 2004 Plan is approved by our stockholders at the annual meeting, it is not currently contemplated that any additional stock options will be granted to the non-employee directors under the 1997 Plan.

  Directors' Retirement Benefit Plan

        Certain of the Company's directors have accrued benefits under the Directors' Retirement Benefit Plan. In 1997, the Company amended this Plan to cease the accrual of benefits thereunder and to convert each director's vested interest in the Plan into phantom stock units which will be paid in cash upon the director's retirement.

  Compensation Committee Interlocks and Insider Participation

        During 2003, A. Steven Crown, John L. Notter, Donna F. Tuttle, Peter V. Ueberroth and Sam D. Young served as members of the Compensation Committee of the Board of Directors. None of these persons is or has been an officer or employee of the Company or any of its subsidiaries.

  Corporate Governance Guidelines

        The Company's Board of Directors has adopted Corporate Governance Guidelines (the "Guidelines") in accordance with the listing standards of the NYSE. The Guidelines address such matters as director responsibilities; Board composition and director qualification standards; selection of the Chairman of the Board and Chief Executive Officer; selection of director nominees; director compensation and retirement; executive sessions of the Board; Board committees; director access to management, auditors and advisors; director orientation and continuing education; management succession; and the annual performance evaluation of the Board. The Corporate Governance Guidelines are available on our internet website at www.hiltonworldwide.com (click on "Investor Relations," then "Corporate Governance").

  Director Independence

        The Board of Directors has adopted a standard of independence for directors. This standard incorporates all of the requirements for director independence contained in the New York Stock Exchange listing standards, as well as certain additional requirements established by our Board, and is set forth below:

  •
  A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

  •
  A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than Board and Committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

  •
  A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not independent until three years after the end of the affiliation or the employment or auditing relationship.

  •
  A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee is not independent until three years after the end of such service or the employment relationship.

  •
  A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not independent until three years after falling below such threshold.

  •
  A director who is employed at another company at which any executive officer of the Company serves as a director is not independent until three years after the end of such relationship.

  •
  A director who has a contractual seat on the Company's Board and is a party to a voting agreement requiring such director to vote along with the Company's management is not independent until three years after the end of such arrangement.

        Based upon this independence standard described above, the Board has affirmatively determined that the following directors are "independent": A. Steven Crown, Benjamin V. Lambert, John H. Myers, John L. Notter, Donna F. Tuttle, Peter V. Ueberroth and Sam D. Young. The Company's independent directors as determined by the Board constitute a majority of the Board and all of the members of the Company's Audit, Compensation and Corporate Governance and Nominating Committees.

  Executive Sessions

        The Company's non-management directors meet from time to time in regularly scheduled executive sessions without management. The presiding director at the executive sessions of non-management directors is rotated among the members of the Corporate Governance and Nominating Committee.

  Communications with Directors

        The Company's Board of Directors has adopted a process for stockholders to send communications to Board members. For information with respect to communicating with the Company's directors, see "Stockholder Communications with our Board of Directors" which is available on our internet website at www.hiltonworldwide.com (click on "Investor Relations," then "Corporate Governance").

  Certain Relationships and Related Transactions

        The Company has entered into long-term franchise and management agreements with RLJ Development, LLC ("RLJ") which provide for the management of eight hotel properties by the Company on terms substantially similar to such agreements entered into by the Company with unaffiliated third parties. During 2003, the Company received $5,202,337 in management, franchise and system fees from RLJ relating to these eight properties and two additional Company-branded properties franchised by RLJ. Robert L. Johnson, a director of the Company, is the Chairman and Chief Executive Officer of RLJ.

        The Company manages nine Doubletree hotels which are owned, directly or indirectly, by General Electric Pension Trust and subsidiaries thereof (collectively, "GEPT"). In 2003, the Company received a total of $11,632,043 in management and system fees from the owners of these nine hotel properties. In addition, two of these nine hotels are leased by entities that are owned 80% by the Company and 20% by GEPT. In 2003, the lessees under these two leases paid the GEPT entities owning the hotels a total of $4,226,743 in lease payments. John H. Myers, a director of the Company, is the President and Chief Executive Officer of GE Asset Management Incorporated, a trustee of GEPT, a director of GE Capital Services, Inc. and a Vice President of General Electric Company. GE Asset Management Incorporated, GEPT and GE Capital Services, Inc. are subsidiaries of General Electric Company.

        During 2003, the son of Barron Hilton, the Company's Chairman of the Board, leased an apartment at the Waldorf=Astoria, which hotel is wholly owned by the Company. Mr. Hilton's son paid a total of $324,000 in lease payments to the Waldorf=Astoria in 2003.

        The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates such Report by reference therein.

Audit Committee Report

        As part of its ongoing activities, which are described above under "Information Concerning the Board of Directors and Certain Committees—Audit Committee," the Audit Committee has:

  •
  Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2003;

  •
  Discussed with Ernst & Young LLP, the Company's independent auditors for fiscal 2003, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect; and

  •
  Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors their independence.

        On the basis of these reviews and discussions, the Audit Committee approved the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

        The Audit Committee has considered whether the provision of the services described below under "Audit Fee Summary" is compatible with maintaining the principal accountant's independence.

        All Audit Committee members have approved this report:

  John L. Notter (Chair)
  A. Steven Crown
  John H. Myers
  Sam D. Young

Audit Fee Summary

        The following table provides fees billed by Ernst & Young LLP for services rendered to the Company during 2002 and 2003:

	2002	2003
	(in $ millions)
Audit Fees	1.00	1.24
Audit-Related Fees (1)	0.45	0.58
Tax Fees	—	—
All Other Fees (2)	0.78	0.16

Total Fees	2.23	1.98

(1)
Audit-related fees include audits of subsidiaries, benefit plan audits, comfort letters and consents and other audit services.

(2)
All other fees include consultations on energy saving opportunities at hotel properties.

Audit Committee Pre-Approval Policy

        The Audit Committee's policy is to pre-approve all audit and permitted non-audit services provided by the independent auditors, either as a Committee or through delegation of such authority to the Committee Chair, provided that the Committee Chair report any such pre-approvals at the next scheduled Committee meeting. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management periodically report to the Audit Committee regarding the extent of services provided by the independent auditors and the fees for the services performed in accordance with this pre-approval policy. The Audit Committee or Committee Chair may also pre-approve particular services on a case-by-case basis. All of the services performed by the independent auditors as set forth under "Audit Fee Summary" above, were approved by the Audit Committee in accordance with the policy described above.

EXECUTIVE COMPENSATION

        The following table discloses compensation earned by or paid to the Company's Named Officers for services rendered to the Company for the three years ended December 31, 2003.

Summary Compensation Table

Long Term Compensation Awards
Annual Compensation
							Restricted Stock Awards ($)(3)	Securities Underlying Options/SARS ($)(4)
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)		Other Annual Compensation ($)				All Other Compensation ($)(5)
Stephen F. Bollenbach President and Chief Executive Officer	2003 2002 2001	1,000,000 1,000,000 1,000,000	2,000,000 1,000,000 900,000	(6) (6) (6)	— 115,801 —	(7)	— — —	— — —	105,502 102,011 205,245	(8)
Matthew J. Hart Executive Vice President and Chief Financial Officer	2003 2002 2001	625,131 608,400 606,450	443,668 319,410 334,620		— — —		— — —	128,500 125,000 —	54,383 54,484 57,598
Dieter Huckestein Executive Vice President and President—Hotel Operations Owned and Managed	2003 2002 2001	481,190 468,312 466,811	341,511 245,864 257,572		— — —		— — —	98,900 100,000 —	31,410 30,749 30,141
Thomas L. Keltner Executive Vice President and President—Brand Performance and Franchise Development Group	2003 2002 2001	472,321 459,680 458,206	335,217 241,332 252,824		129,920 — —	(9)	106,576 100,014 —	97,100 100,000 —	43,045 8,000 805,270	(10)
Madeleine A. Kleiner(1) Executive Vice President, General Counsel and Corporate Secretary	2003 2002 2001	411,000 400,000 384,872	314,356 210,000 220,000		— — —		— 639,900 —	84,500 — —	17,985 18,517 —

(1)
Ms. Kleiner joined the Company in January 2001 as Executive Vice President and General Counsel, and was elected Corporate Secretary in March 2001.

(2)
Awards of bonuses pursuant to the Company's Annual Bonus Plan are made by the Compensation Committee. All bonuses awarded pursuant to such Plan or otherwise, whether paid prior or subsequent to any fiscal year-end, are attributed in this table to the year in which they were earned.

(3)
Represents supplemental retirement benefit units ("Units") awarded by the Company under its Supplemental Retirement and Retention Plan (the "SRRP"). The awards in 2002 were made on January 31, 2002, at the grant date closing price of $11.85 per share, and the award in 2003 was made on April 21, 2003, at the grant date closing price of $12.65 per share. Each grant of Units vests 25% per year over a four-year period and entitles the grantee to receive shares of the

  Company's common stock on a one-for-one basis upon retirement, with limited distribution available during employment. The SRRP also provides for an upward adjustment in the number of Units in a participant's account based upon dividends and distributions paid by the Company with respect to the underlying shares of common stock, from the date of grant. The Company has granted Mr. Bollenbach Units pursuant to his employment agreement. The terms of the Units granted to Mr. Bollenbach are substantially similar to Units granted under the SRRP, except that Units granted to Mr. Bollenbach vest 20% per year over a five-year period. Based on the closing price of the Company's common stock on the New York Stock Exchange as of December 31, 2003 of $17.13 per share, the aggregate number and value of all Units credited to the account of the Named Officers on such date were as follows: Mr. Bollenbach—718,332 shares and $12,305,027; Mr. Hart—316,894 shares and $5,428,394; Mr. Huckestein—254,794 shares and $4,364,621; Mr. Keltner—159,565 shares and $2,733,348; and Ms. Kleiner—54,641 shares and $936,000. See "Retirement Plans—Supplemental Retirement and Retention Plan."

(4)
Although the Company's Stock Option Plans permit grants of stock appreciation rights, no such grants have been made.

(5)
Includes matching contributions made by the Company for the Named Officers under the Company's 401(k) Savings Plan and Executive Deferred Compensation Plan, which provide benefits to eligible employees, including the Named Officers. See "Retirement Plans—Other Benefit Plans."

(6)
The entire amount of these bonuses was deferred by Mr. Bollenbach. See "Compensation Committee Report on Executive Compensation—Chief Executive Officer Compensation."

(7)
Includes $55,956 applied to the purchase of a Company vehicle and $42,491 attributed to personal use of Company aircraft, pursuant to Mr. Bollenbach's employment agreement.

(8)
Includes $149,245 which represents the present dollar value in 2001 of the cost to the Company of the premium paid on a life insurance policy on Mr. Bollenbach's life, projected on an actuarial basis over a 15-year term using an interest rate of 7.74%. There were no premiums paid on the life insurance policy in 2002 and 2003. See Compensation Committee Report on Executive Compensation—Chief Executive Officer Compensation."

(9)
Includes $76,281 paid by the Company to Mr. Keltner for relocation expenses related to the sale of his prior residence and $35,415 for the payment of taxes by Mr. Keltner in connection therewith.

(10)
Includes $783,000 paid by the Company to Mr. Keltner in connection with claims relating to certain Promus Hotel Corporation stock options outstanding at the time of the Company's acquisition of Promus.

Option Grants in Last Fiscal Year

        The following table sets forth information regarding option grants in 2003 to the Named Officers.

Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value (2) $
Stephen F. Bollenbach	—	—	—	—	—
Matthew J. Hart	128,500	1.81	11.87	1/29/13	513,255
Dieter Huckestein	98,900	1.39	11.87	1/29/13	395,026
Thomas L. Keltner	97,100	1.36	11.87	1/29/13	387,837
Madeleine A. Kleiner	84,500	1.19	11.87	1/29/13	337,510

(1)
The options listed were granted pursuant to the 1996 Stock Incentive Plan. The option exercise prices are at fair market value when granted. The options have a ten-year term and vest over four years.

(2)
The Black-Scholes option pricing model was used to estimate the present value of the options at date of grant. The following assumptions were used in this table: a risk-free interest rate of 3.0%, a five-year option term, a 1% dividend yield and a 35% expected volatility rate. There is no assurance that the actual values realized, if any, by the Named Officers will approximate the values estimated by the Black-Scholes model.

Option Exercises and Values for 2003

        The following table sets forth information with respect to exercised and unexercised options to purchase common stock granted under the Company's Stock Option Plans to the Named Officers, and held by them at December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

				Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In- The-Money Options at Fiscal Year-End(1)
	Number of Shares Acquired On Exercise
Name			Value Realized
				Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen F. Bollenbach	725,484	(2)	$20,447,340	4,000,000	2,000,000	$14,020,000	—
Matthew J. Hart	150,000	(3)	$984,798	462,350	272,250	$599,905	$1,566,473
Dieter Huckestein	100,000	(3)	$445,824	371,350	205,150	$1,271,482	$1,163,441
Thomas L. Keltner	81,250	(3)	$518,687	—	190,850	—	$1,055,082
Madeleine A. Kleiner	100,000	(3)	$668,750	50,000	134,500	$365,875	$810,345

(1)
Based on the fair market value of $17.13, which represents the closing price of the Company's common stock on the NYSE on December 31, 2003.

(2)
Pursuant to the terms of the 1996 Chief Executive Stock Incentive Plan, the Compensation Committee of the Board of Directors elected to deliver to Mr. Bollenbach a combination of 725,484 shares of common stock and $9,354,690 in cash to pay taxes with respect to his exercise of 6,000,000 options under the 1996 Chief Executive Stock Incentive Plan. Mr. Bollenbach has agreed not to sell or transfer any of the 725,484 shares he received for as long as he remains the Chief Executive Officer of the Company.

(3)
Indicates number of options exercised for cash consideration.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2003 with respect to the shares of the Company's common stock that may be issued under the Company's existing equity compensation plans. The table does not include information regarding the 2004 Omnibus Equity Compensation Plan, which is subject to stockholder approval and is not yet in effect.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	33,244,374		$13.56		12,507,344
Equity compensation plans not approved by security holders(2)	2,780,470	(3)	N/A	(4)	677,662	(5)

Total	36,024,844		$13.56		13,185,006

(1)
Consists of the Company's 1984 Stock Option and Stock Appreciation Rights Plan, 1990 Stock Option and Stock Appreciation Rights Plan, 1996 Stock Incentive Plan and 1997 Independent Director Stock Option Plan. Of such plans, the 1996 Stock Incentive Plan and 1997 Independent Director Stock Option Plan were the only plans with shares remaining available for grant as of December 31, 2003.

(2)
Consists of the Company's Supplemental Retirement and Retention Plan and Directors' Stock and Deferred Retainer Plan.

(3)
Consists of 2,761,051 units under the Supplemental Retirement and Retention Plan and 19,419 units under the Directors' Stock and Deferred Retainer Plan that entitle the recipients to receive an equivalent number of shares of the Company's common stock, subject to satisfaction of the conditions set forth in the respective plans.

(4)
There are no exercise prices associated with units included in the referenced plans.

(5)
Consists of 677,662 shares that may be issued under the Supplemental Retirement and Retention Plan. The Directors' Stock and Deferred Retainer Plan does not limit the number of shares that may be issued thereunder.

Supplemental Retirement and Retention Plan

        The Supplemental Retirement and Retention Plan (the "SRRP") was approved by the Company's Board of Directors as of June 9, 2000. The SRRP is not a stockholder approved plan. Under the SRRP, a total of up to 3,500,000 supplemental retirement benefit units ("Units") may be granted to senior officers of the Company. Each grant of Units vests 25% per year over a four-year period and entitles the grantee to receive shares of the Company's common stock on a one-for-one basis upon retirement, with limited distribution available during employment. The SRRP also provides for an upward adjustment in the number of Units in a participant's account based upon dividends and distributions paid by the Company with respect to the underlying shares of common stock, until distribution of such shares. The Units will become immediately vested in the event of a change of control of the Company, as defined in the SRRP. Shares of common stock issued under the SRRP consist of treasury shares of the Company. As of December 31, 2003, 2,761,051 Units were outstanding under the SRRP and 677,662 Units remained available for grant.

Directors' Stock and Deferred Retainer Plan

        The Directors' Stock and Deferred Retainer Plan ("Director Retainer Plan") was approved by the Company's Board of Directors on September 11, 2001, effective as of January 1, 2002. The Director Retainer Plan is not a stockholder approved plan. The Director Retainer Plan provides non-employee directors the right to elect to receive their annual retainer fee in the form of (i) cash; (ii) the Company's common stock payable on a quarterly basis; or (iii) deferred units that vest immediately and are payable in shares of common stock on a one-for-one basis subsequent to a director's retirement from the Board. The number of shares of common stock or deferred units received by a participant each quarter are based upon the closing price of the Company's common stock on the NYSE on the last trading date of such quarter. Shares of common stock issued under the Director Retainer Plan consist of treasury shares of the Company. As of December 31, 2003, nine non-employee directors were eligible to defer all or a portion of their $40,000 annual retainer fee into common stock or deferred units under the Director Retainer Plan. As of December 31, 2003, 16,237 shares of common stock had been issued under the Director Retainer Plan and 19,419 deferred units were allocated to the accounts of non-employee directors.

        The following Compensation Committee Report on Executive Compensation and Stockholder Return Performance Graph do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates such Report and Graph by reference therein.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        The Company's Compensation Committee (the "Committee") establishes and monitors policies and procedures regarding compensation programs. The Committee also approves actions associated with these programs affecting the Named Officers and other senior officers of the Company (the "Executive Group").

        The Company's executive compensation program is designed to closely link executive compensation to:

  •
  specific earnings goal achievement for the Company and its business units;

  •
  common stock price appreciation; and

  •
  individual goal achievement.

        This direct link between pay and performance focuses executives on factors that drive the Company's financial success and create incremental stockholder value.

        Key components of the Company's executive compensation program include:

  •
  base salary;

  •
  annual performance bonus; and

  •
  long term incentive compensation.

        Long term incentive compensation has consisted of stock options and supplemental retirement benefit units. If the 2004 Omnibus Equity Compensation Plan (the "2004 Plan") is approved by the Company's stockholders at the annual meeting, long term incentive compensation will also include stock units, performance units and other types of grants provided under the 2004 Plan. See "Proposal 3—Approval of 2004 Omnibus Equity Compensation Plan" below.

        The Committee targets total compensation (i.e., the sum of base salary, annual performance bonus, grants of stock options, supplemental retirement benefit units and other equity compensation and benefits) at a level comparable to a "competitive market." During 2003, the competitive market consisted of large publicly-traded hotel companies, as well as selected companies in the hospitality, leisure, real estate and consumer products industries, comparable in size to the Company. The Committee uses a broad comparison of this type to reflect the marketplace in which the Company competes for executive talent.

        The Committee seeks to attract, retain and motivate employees by providing target compensation at a level comparable to the competitive market described above. Actual total compensation paid to the Executive Group may exceed or fall below competitive levels, both annually and over time, based on various factors including:

  •
  the Company's financial performance;

  •
  the Company's common stock performance;

  •
  performance of the executive's area of responsibility;

  •
  individual executive performance;

  •
  the executive's experience in his or her role; and

  •
  the executive's length of service with the Company.

        The Company establishes target total compensation levels by periodically reviewing market compensation data prepared by independent compensation consultants. The Committee believes 2003 total compensation reflects both the competitive market and individual performance, experience and tenure of each of the Named Officers.

Base Salary

        The Named Officers (other than Mr. Bollenbach, who is covered by an employment agreement) received annual salary increases in 2003 that reflect both the competitive market and each Named Officer's individual performance, experience and tenure.

Annual Bonus Plan

        Bonus plan participants are assigned maximum formula-based award opportunities expressed as a percentage of base salary. The formula-based award opportunities consist of three components relating to: (i) the Company's earnings per share ("EPS"), (ii) individual performance and (iii) diversity initiatives. The maximum EPS-based award opportunity ranged up to 31% of base salary for executives (other than Mr. Bollenbach), depending on the executive's role. The maximum individual performance and diversity-based award opportunities ranged up to 41% and 4%, respectively, of base salary for executives (other than Mr. Bollenbach), depending on the executive's role.

        The EPS-based award amount depends upon the Company's achievement relative to objectives established by the Committee at the beginning of each performance period for the Company's EPS. EPS was selected as the performance measure since the Committee believes that growth in EPS is a good indicator of long term stockholder value. In addition to EPS-based formula awards, bonus plan participants may also receive individual performance and diversity-based awards. The individual performance awards are based on a variety of factors, including individual and business unit performance measures. The diversity awards are based on community involvement, participation in the Company's mentoring and training programs and support of the Company's affirmative action program.

        During 2003, the Company exceeded the EPS target, which resulted in EPS-based bonuses at the 25% level for senior officers and the 31% level for executive officers (other than Mr. Bollenbach). The Committee approved individual performance-based awards up to the 36.5% level for senior officers and up to the 41% level for executive officers (other than Mr. Bollenbach). The Committee also approved diversity-based awards up to the 3.5% level for senior officers and up to the 4% level for executive officers (other than Mr. Bollenbach).

Long Term Incentive Program

        The Company's long term incentive program has consisted of grants of stock options and supplemental retirement benefit units at the discretion of the Committee.

        Stock options have been an integral part of an executive's compensation package since the value of stock options is directly tied to the Company's stock price. The financial interests of option holders and stockholders are thus closely aligned. Exercise prices are generally equal to the fair market value of the Company's common stock on the grant date. The ability to exercise options is subject to vesting restrictions determined by the Committee in order to encourage retention.

        In June 2000, the Board of Directors adopted a Supplemental Retirement and Retention Plan ("SRRP") and the Committee awarded grants thereunder. See "Retirement Plans—Supplemental Retirement and Retention Plan" for a description of the SRRP. Grants of supplemental retirement benefit units under the SRRP are subject to vesting restrictions in order to encourage retention. As is the case with stock option grants, the value of supplemental retirement benefit units granted under the SRRP is directly tied to the Company's stock price, thereby ensuring that the financial interests of grantees and stockholders are closely aligned.

        The timing and size of grants of stock options and supplemental retirement benefit units have been based upon:

  •
  Company performance;

  •
  individual performance;

  •
  "competitive market" practices; and

  •
  grant size in prior years.

        The weighting of these factors varies and is subjective. The Company awarded an aggregate of 409,000 stock options and 8,425 supplemental retirement benefit units to the Named Officers during 2003. See "Executive Compensation—Summary Compensation Table" and "—Option Grants in Last Fiscal Year."

        The Committee has engaged an independent compensation consultant to review the Company's long term incentive compensation practices. Based upon this review, the Committee has determined that restricted stock units and performance units are an effective way to encourage grantees to focus on and contribute to increasing value for the Company's stockholders, and that these awards should be a significant part of the Company's long term incentive compensation program. Therefore, the Committee has recommended grants of restricted stock units and performance units as the form of long term incentive compensation to be awarded to the Company's senior officers and employees in 2004, subject to stockholder approval of the 2004 Plan at the annual meeting. See "Proposal 3—Approval of 2004 Omnibus Equity Compensation Plan" below.

Chief Executive Officer Compensation

        The Company hired Mr. Bollenbach as President and Chief Executive Officer in February 1996 and entered into an employment agreement with him at that time. As a result of the spin-off of the Company's gaming operations through the distribution to the Company's stockholders of shares of Park Place Entertainment Corporation (predecessor to Caesars Entertainment, Inc.), the Company renegotiated Mr. Bollenbach's employment agreement effective December 31, 1998. In connection with the Company's acquisition of Promus Hotel Corporation, the Company negotiated certain additional changes to Mr. Bollenbach's employment agreement as of March 9, 2000.

        In May 2002, the Committee approved an amendment to Mr. Bollenbach's employment agreement (as amended, the "Employment Agreement") to provide for continuity in the Company's management and to ensure that the Company continues to receive the benefits of Mr. Bollenbach's leadership and expertise after his eventual retirement as President and Chief Executive Officer. The Committee believed this was warranted in light of the strong leadership Mr. Bollenbach provided to the Company after the September 11, 2001 terrorist attacks. This amendment provided that, if Mr. Bollenbach fulfills the conditions of his Employment Agreement and retires from his current position as President and Chief Executive Officer of the Company on July 1, 2005, the expiration of the term of his current Employment Agreement, Mr. Bollenbach would continue to provide service to the Company as a consultant for an additional five-year period, at an annual fee of $500,000 and would be provided with office space and secretarial support during such period. The Company's obligation to pay Mr. Bollenbach during the consulting period would be conditioned upon Mr. Bollenbach not breaching certain covenants contained in his Employment Agreement, including certain non-compete provisions.

        The Committee reviewed market compensation information prepared by independent compensation consultants to ensure that Mr. Bollenbach's compensation is comparable with that of the chief executive officers of competitive companies. The Employment Agreement establishes a minimum annual base salary of $1,000,000 and targets an annual bonus opportunity of 100% of base salary, with a maximum bonus opportunity of 200% of base salary. Mr. Bollenbach's bonus opportunity consists of three components: EPS, individual performance and diversity initiatives. To the extent that Mr. Bollenbach's total compensation (salary and bonus) in any year exceeds $1,000,000, the excess amount will be deferred and paid to Mr. Bollenbach when the Company is no longer subject to the federal income tax deduction limits imposed by Section 162(m) of the Internal Revenue Code discussed below.

        During 2003, the Company exceeded the EPS target. After consideration of Mr. Bollenbach's individual performance and diversity goal achievement, the Committee awarded Mr. Bollenbach a bonus of $2,000,000, which equals his maximum bonus opportunity under his Employment Agreement. Mr. Bollenbach's total bonus of $2,000,000, when added to his 2003 salary of $1,000,000, totals $3,000,000. Pursuant to the Employment Agreement, the entire bonus amount was deferred.

        On December 31, 1998, upon completion of the Park Place spin-off and pursuant to Mr. Bollenbach's then existing employment agreement, Mr. Bollenbach was granted 4,000,000 stock options under the Company's 1996 Stock Incentive Plan. The options carry a ten-year term, have an exercise price equal to $13.625 (the fair market value of the Company's common stock on the grant date) and vested in four equal annual installments. Also on December 31, 1998, Mr. Bollenbach was granted 2,000,000 additional stock options under the Company's 1996 Stock Incentive Plan that have an exercise price of $27.52676, which is equal to 150% of the Company's common stock closing price on the date such grant was approved (July 9, 1998) and approximately 200% of the closing price on the date of actual grant, ratably reduced to reflect the Company's spin-off of Park Place. These options vest and become fully exercisable on September 30, 2008 and, to the extent not already vested, will become fully vested and exercisable in the event of a change of control of the Company provided that Mr. Bollenbach has not breached certain covenants contained in his Employment Agreement. For additional information, see "Change of Control Agreements." No options were granted to Mr. Bollenbach in 2003.

        Pursuant to the then existing employment agreement, in 1996 the Company granted Mr. Bollenbach 1,500,000 stock options (6,000,000 options after adjusting for the Company's 4 for 1 stock split in September 1996) under the 1996 Chief Executive Stock Incentive Plan. The options originally carried a five-year maximum term, had an exercise price of $11.88211, which is equal to the fair market value of the Company's common stock on the date of grant (as adjusted for the stock split and the Park Place spin-off), and vested in four equal annual installments. On September 15, 1999, the Committee extended the termination date for exercise of these options until July 1, 2005 to coincide with the term of Mr. Bollenbach's Employment Agreement. On September 10, 2003, Mr. Bollenbach exercised all 6,000,000 stock options and, pursuant to the terms of the Chief Executive Stock Incentive Plan, the Compensation Committee elected to deliver to Mr. Bollenbach a combination of 725,484 shares of common stock and an amount of cash to pay taxes with respect to such exercise. Mr. Bollenbach has agreed not to sell or transfer any of such shares for as long as he remains the Chief Executive Officer of the Company.

        The Employment Agreement provides Mr. Bollenbach with a $10,000,000 face amount, last to die, variable life insurance policy on the life of Mr. Bollenbach and his spouse (the "Supplemental Policy"). The Supplemental Policy provides for the Company to pay annual premiums at standard underwriting rates for the period ending upon the earlier of (i) July 1, 2005 and (ii) Mr. Bollenbach's termination of employment with the Company for any reason. The Supplemental Policy also permits the Company to withdraw from the cash surrender value of the policy, on July 1, 2015, an amount equal to all premiums paid to carry the Supplemental Policy. The Employment Agreement also provides Mr. Bollenbach with a death benefit of $2,000,000 if he dies on or prior to June 30, 2004; provided, however, that such death benefit will be reduced to $1,000,000 on June 30, 2004 and no such benefit will be paid if Mr. Bollenbach dies at any time after June 30, 2005.

        The Employment Agreement also provides Mr. Bollenbach with a supplemental retirement benefit since Mr. Bollenbach received only minimal benefits under the Company's Retirement Plan, Retirement Benefit Replacement Plan and Supplemental Executive Retirement Plan. See "Retirement Plans" below. The supplemental retirement benefit is projected to provide Mr. Bollenbach with a pension for his life and that of his surviving spouse equal to 25% of his total cash compensation (base salary and bonus) if he continues to be employed by the Company through July 1, 2005. This supplemental retirement benefit is earned 20% for each year Mr. Bollenbach is employed through June 30, 2005 unless his employment is terminated following a change of control of the Company, in which case he will be deemed to have three additional years of service. In order to further align Mr. Bollenbach's economic interest with that of the stockholders of the Company and to fix the Company's exposure for financial accounting purposes, the actual value of the supplemental retirement benefit is tied to the value of the Company's common stock. The Company's independent actuarial consultant determined that the present value of the projected pension on the date of the March 9, 2000 amendment to the employment agreement equaled 700,000 shares of the Company's common stock, and the value of Mr. Bollenbach's retirement benefit will be payable solely in such shares, plus any dividends or distributions paid by the Company on the underlying shares of common stock, upon retirement. The closing price of the Company's common stock on March 9, 2000 was $6.625 per share. To the extent the value of such shares of the Company's common stock increases or decreases, the retirement benefit will also increase or decrease.

        Mr. Bollenbach's Employment Agreement also contains provisions relating to a change of control of the Company which are substantially similar to the terms of the Change of Control Agreements entered into between the Company and its other executive officers. See "Change of Control Agreements" below.

        The employment agreement and amendments thereto have resulted from arms length negotiations between the Company and Mr. Bollenbach. The Committee believes that the compensation provisions contained in the employment agreement and amendments were necessary to secure Mr. Bollenbach's employment and are in the best interests of the Company and its stockholders.

Committee Policy Regarding Compliance with Section 162(m) of the Internal Revenue Code

        Federal income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises and nonqualified benefits) for certain executive officers exceeds $1,000,000 in any year. Under Section 162(m) of the Internal Revenue Code, the deduction limit does not apply to "performance based" payments. "Performance based" compensation payments must be made from a plan administered by a committee of outside directors and be based upon achieving objective performance goals. Additionally, the material plan terms must be approved by stockholders and the committee must certify that the performance goals were achieved before payments are awarded.

        The Committee administers the Company's compensation programs to conform with Section 162(m) so that the total compensation paid to any employee will not exceed $1,000,000 in any one year, unless payments in excess of $1,000,000 qualify as "performance based," are deferred or are required for sound management. The Company's Supplemental Retirement and Retention Plan gives participants the right to elect to receive a distribution of common stock under limited circumstances during their employment, which could result in total annual compensation received by an executive officer exceeding the $1,000,000 deduction limit under Section 162(m). To date, none of the Company's executive officers have made such election under the Supplemental Retirement and Retention Plan or received compensation that exceeds the deduction limit under Section 162(m).

        All Compensation Committee members have approved this report:

  A. Steven Crown (Chair)
  John L. Notter
  Donna F. Tuttle
  Peter V. Ueberroth
  Sam D. Young

STOCKHOLDER RETURN PERFORMANCE GRAPH

        The graph below shows the cumulative total stockholder return for the five years ended December 31, 2003, assuming the investment of $100 on December 31, 1998 (and the reinvestment of dividends and common stock equivalents) in each of the Company's common stock, the S&P 500 Stock Index and the S&P Hotels, Resorts and Cruise Lines Index.

Comparison of Five-Year Cumulative Total Return of
the Company, S&P 500 Stock Index and S&P Hotels, Resorts and Cruise Lines Index

	12/98	12/99	12/00	12/01	12/02	12/03
Hilton Hotels Corporation(1)	$100	$73	$80	$84	$99	$134
S&P 500 Stock Index	$100	$121	$110	$97	$76	$97
S&P Hotels, Resorts and Cruise Lines Index	$100	$100	$81	$76	$68	$103

(1)
On December 31, 1998, the Company spun-off its gaming operations through the distribution to its stockholders of shares of Park Place Entertainment Corporation (predecessor to Caesars Entertainment, Inc.) common stock. Amounts shown in the table reflect the Company's combined hotel and gaming business on December 31, 1998. The amounts shown for 1999 through 2003 reflect the Company subsequent to the Park Place spin-off as if the value of Park Place common stock distributed to the Company's stockholders on December 31, 1998 was reinvested in the Company's common stock on such date.

RETIREMENT PLANS

Benefits Under Retirement Plans

        Effective December 31, 1996, the Company amended its Retirement Plan, Retirement Benefit Replacement Plan and Supplemental Executive Retirement Plan (collectively, the "Retirement Plans") to provide that employees earn no further benefits under the Retirement Plans. Accordingly, the benefits under the Retirement Plans were based upon compensation and years of service through December 31, 1996. The compensation covered by the Retirement Plans included a participant's salary, bonus and live-in allowance (if any). Benefits under the Retirement Plan and the Retirement Benefit Replacement Plan were determined according to the highest five consecutive years of compensation through December 31, 1996. Benefits under the Supplemental Executive Retirement Plan were based upon the highest three years of compensation. Compensation above $800,000 paid in any year after 1993 was not included in calculating benefits under the Retirement Plans.

        Until April 1, 1994, the Supplemental Executive Retirement Plan and the Retirement Benefit Replacement Plan provided that the present value of a participant's benefit would be transferred from time to time to a grantor trust established by such officer, along with additional amounts needed to equalize the trust account to the after-tax benefits which would have been provided in the absence of the trust. Such transfers will resume if a change of control of the Company occurs.

        Messrs. Bollenbach, Hart and Huckestein are the only Named Officers with any years of service or benefits under the Retirement Plans as of December 31, 2003. Messrs. Bollenbach and Hart each had less than one year of service under the Retirement Plans on December 31, 1996, which is the date that benefits ceased to accrue thereunder. Mr. Huckestein had 11 years of service under the Retirement Plans on such date. Messrs. Bollenbach and Hart have estimated annual benefits under the Retirement Plans at normal retirement age of approximately $17,000 and $10,000, respectively. Mr. Huckestein has estimated annual benefits under the Retirement Plans at normal retirement age of approximately $235,000, a portion of which has previously been paid to him under the grantor trust arrangement described in the prior paragraph.

Supplemental Retirement and Retention Plan

        Effective June 1, 2000, the Company adopted the Supplemental Retirement and Retention Plan (the "SRRP"). Under the SRRP, senior officers of the Company may be granted supplemental retirement benefit units ("Units"). The Units vest 25% per year over a four-year period and are payable in shares of the Company's common stock, on a one-for-one basis, upon the grantee's retirement, with limited distribution available during employment. The SRRP also provides for an upward adjustment in the number of Units in a participant's account based upon dividends and distributions paid by the Company with respect to the underlying shares of common stock, from the date of grant. Grants of Units to the Named Officers are set forth in the Summary Compensation Table under the caption "Restricted Stock Awards." The Units will become immediately vested in the event of a change of control of the Company, as defined in the SRRP.

        Pursuant to his Employment Agreement with the Company, Mr. Bollenbach has been granted supplemental retirement benefit units substantially similar to the Units granted to the other Named Officers under the SRRP. See "Compensation Committee Report on Executive Compensation—Chief Executive Officer Compensation."

Other Benefit Plans

        The Company has adopted an Executive Deferred Compensation Plan ("Deferred Compensation Plan") and a 401(k) Savings Plan. Under the Deferred Compensation Plan and the 401(k) Savings Plan, employees may elect to defer compensation which otherwise would have been paid to them. The Named Officers and other officers of the Company eligible to participate in the Deferred Compensation Plan may defer up to 100% of their compensation. Deferred Compensation Plan participants are eligible to receive from the Company a matching contribution of 50% of the first 10% of their deferred compensation in any year. Employees of the Company who participate in the 401(k) Savings Plan receive a matching contribution of 100% of the first 3%, and 50% of the next 2%, of their compensation contributed under the plan.

CHANGE OF CONTROL AGREEMENTS

General

        The Company's Board of Directors has adopted a Change of Control Agreement ("Control Agreement") which has been entered into with the Executive Group, including Messrs. Hart, Huckestein and Keltner and Ms. Kleiner (collectively, the "Control Participants"). The Company has terminated Mr. Bollenbach's Control Agreement and incorporated similar provisions in his Employment Agreement with the Company. See "Compensation Committee Report on Executive Compensation—Chief Executive Officer Compensation."

Summary of Provisions

        Under the terms of the Control Agreement, upon the occurrence of a Change of Control (as defined below), the Company agrees to continue the employment of each Control Participant for a three-year period, or until the Control Participant's retirement if earlier (the "Employment Period"), in a position which is at least commensurate with the Control Participant's position prior to the Change of Control. The Company also agrees to provide the Control Participant with base salary, annual bonuses, incentive plan, retirement plan, welfare benefit plan, fringe benefits and other employment policy coverage which is at least equal to the coverage in effect prior to the Change of Control. Under the Control Agreement, each Control Participant will receive payments aggregating up to three times annual salary and bonus if, following a Change of Control, he or she is terminated without cause or terminates for good reason (including, but not limited to, the assignment to such Control Participant of duties inconsistent with his or her position at the time of the Change of Control). The Control Participant is also entitled to receive benefits under the Company's incentive, savings, retirement, welfare benefit and fringe benefit plans and policies during the remainder of the Employment Period.

        The Control Agreement continues for renewable three-year terms or until the Control Participant's normal retirement date, if earlier.

Definition of Change of Control

        Under the Control Agreement, a Change of Control with respect to the Company means: (i) the acquisition, within the meaning of Section 13(d) and Rule 13d-1 of the Securities Exchange Act of 1934 (other than from the Company), by any person, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, (A) the Company or its subsidiaries, (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company or (C) Barron Hilton or the Conrad N. Hilton Fund), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; (ii) a majority of the membership of the incumbent Board of Directors changes other than in the ordinary course; or (iii) there is a dissolution or liquidation of the Company, a sale of substantially all of its assets, or a reorganization, merger or consolidation in which the Company's stockholders do not own more than 60% of the combined voting power of the company resulting from such transaction.

Tax Payments

        If any payment, whether pursuant to the Control Agreement or otherwise (i.e., under Retirement or Stock Option Plans), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the Control Participant shall be entitled to receive an additional payment in an amount such that after payment by the Control Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax, imposed upon the additional payment, he or she receives the same amount of compensation pursuant to the Control Agreement which he or she would have received in the absence of any such taxes.

Agreement Not To Compete

        Under the Control Agreement, each Control Participant has agreed that, for a period of one year after termination of employment with the Company, he or she will not be employed by, own, operate or otherwise be affiliated with a business actively competing with the Company, or hire the Company's employees, except with the prior written consent of the Company.

Confidentiality

        Under the Control Agreement, each Control Participant agrees to maintain the confidentiality of all secret or confidential information relating to the Company which the Control Participant obtained during his or her employment by the Company.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF AUDITORS

        Ernst & Young LLP served as the Company's independent auditors for the year ended December 31, 2003. A representative of Ernst & Young is expected to attend the annual meeting where the representative will have the opportunity to make a statement and will be available to respond to appropriate questions. Although the Company's Board of Directors is not required to submit the Audit Committee's appointment of the Company's independent auditors for stockholder approval, the Board has elected to seek ratification by stockholders at the annual meeting of its appointment of Ernst & Young to serve as the Company's independent auditors for 2004.

        Effective May 23, 2002, upon the recommendation of the Audit Committee, the Company's Board of Directors terminated the engagement of Arthur Andersen LLP as the Company's independent auditors and engaged Ernst & Young to serve as the Company's independent auditors for the year ended December 31, 2002.

        Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

        During each of the years ended December 31, 2000 and 2001 and through May 23, 2002, there were: (i) no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        During each of the years ended December 31, 2000 and 2001 and through May 23, 2002, the Company did not consult Ernst & Young with respect to any matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

        Vote Required.    The affirmative vote of the holders of a majority of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote on this proposal will be necessary for the adoption of Proposal 2. In the event that the Company's stockholders do not ratify the appointment of Ernst & Young, the Audit Committee may, but is not required to, reconsider its recommendation of independent auditors.

        Board Recommendation.    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2. Proxies solicited by the Board of Directors will be voted for Proposal 2 unless stockholders specify otherwise on their proxies.

PROPOSAL 3
APPROVAL OF 2004 OMNIBUS EQUITY COMPENSATION PLAN

General

        The Company's Board has approved the Hilton Hotels Corporation 2004 Omnibus Equity Compensation Plan (the "Plan") and is submitting the Plan for stockholder approval. Under the Plan, the Company will be able to grant stock options, stock units, performance units, stock awards, dividend equivalents and other stock-based awards as a means to encourage participants to focus on and contribute to increasing value for our stockholders. The Company's employees and directors, and employees of its subsidiaries, are eligible to participate in the Plan. The Board's adoption of the Plan is conditioned on stockholder approval. The following is a summary of the material terms of the Plan. A copy of the Plan is attached to this proxy statement as Exhibit B. This Plan is intended to replace the Hilton Hotels Corporation 1996 Stock Incentive Plan and the 1997 Independent Director Stock Option Plan. If the Plan is approved by our stockholders, no additional options or other awards will be granted under (i) the 1996 Stock Incentive Plan even though over 12 million shares authorized for issuance under the 1996 Stock Incentive Plan have not been issued or (ii) the 1997 Independent Director Stock Option Plan.

Description of the Plan

        Purpose:    The purpose of the Plan is to provide an incentive to the Company's employees and directors to contribute to the Company's economic success by aligning their interests with the interests of our stockholders through grants of equity-based awards.

        Administration:    With respect to grants made to employees, the Plan will be administered and interpreted by the Compensation Committee of the Board. With respect to grants made to non-employee directors, the Plan will be administered by the Board or a committee to which the Board delegates its authority. The term "Committee" refers to the Board, or its delegate, or the Compensation Committee, depending on the identity of the grant recipient. The Committee has the authority to determine the individuals to whom grants will be made, the time when grants will be made and the type, size, and terms of each grant. The Committee has the authority to amend the terms of any grant, to the extent that the amendment does not materially impair the rights or obligations of the recipient, unless the recipient consents to the amendment or the amendment is required by law. The Committee also has the authority to deal with any other matters arising under the Plan. However, the Committee does not have authority to reprice stock options awarded under the Plan without stockholder approval.

        Eligibility:    Employees and directors of the Company, employees of its subsidiaries and leased employees who work full-time for the Company, are eligible to participate in the Plan. For 2004, it is contemplated that approximately 1,000 employees (including certain full-time leased employees) and 8 non-employee directors will receive grants under the Plan. The Committee will select the individuals who will participate in the Plan.

        Grants:    The Committee may make the following types of grants under the Plan, with terms to be established by the Committee:

  •
  Stock options, which may consist of incentive stock options or nonqualified stock options, within the meaning of Section 422 of the Internal Revenue Code.

  •
  Stock units or performance units, the value of which is based on the value of the Company's common stock.

  •
  Stock awards, which are awards of shares of the Company's common stock.

  •
  Dividend equivalents in connection with grants of options, stock units, performance units or other stock-based awards.

  •
  Other stock-based awards, which are other awards based on or measured by the value of, or payable in, shares of the Company's common stock.

        New Plan Benefits:    The Board has recommended the following employee grants, subject to stockholder approval of the Plan. The recommended grants were designated in dollar amounts. For purposes of this table, the recommended grants have also been converted into a hypothetical number of stock units based on the fair market value of the Company's common stock as of March 31, 2004, which was $16.23 per share. See footnote 1 below.

NAME	DOLLAR VALUE(1)	NUMBER OF UNITS(1)
Stephen F. Bollenbach	—
Matthew J. Hart	$800,000	49,291
Dieter Huckestein	600,000	36,969
Thomas L. Keltner	650,000	40,049
Madeleine A. Kleiner	550,000	33,888

Executive Group	2,600,000	160,197

Non-Executive Officer Employee Group	27,215,860	1,676,886

(1)
The dollar value of the recommended grants will be converted to a number of units that will be granted to employees under the Plan based upon the fair market value of our common stock on May 27, 2004, if our stockholders approve the Plan on such date.

        The Committee is evaluating appropriate equity compensation for Mr. Bollenbach and the amount of grants to be made to Mr. Bollenbach under the Plan has not been recommended to date by the Committee.

        If the Plan is approved by the Company's stockholders at the annual meeting, it is currently contemplated that the Company's non-employee directors will not receive the automatic grant of 4,000 options provided under the 1997 Independent Director Stock Option Plan. See "Election of Directors—Information Concerning the Board of Directors and Certain Committees—Independent Director Stock Option Plan." The Committee is evaluating appropriate equity compensation for the Company's non-employee directors and no grants to such directors have been recommended to date under the Plan.

        Shares:    The total aggregate number of shares of the Company's common stock that may be issued under the Plan is 30,000,000 shares. This share limit will be adjusted by the Committee in the event of a stock dividend, spinoff, merger or other event affecting the Company's capitalization. Certain grants may be paid in cash. Grants paid in cash will not count against the foregoing share limits.

        For administrative purposes, the Committee will reserve shares for issuance when grants payable in common stock are made under the Plan. If and to the extent stock options granted under the Plan terminate or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent any stock awards, stock units, performance units, dividend equivalents or other stock-based awards are forfeited, terminated or otherwise not paid in full, the shares reserved for those grants will again be available for issuance under the Plan. In addition, shares surrendered in payment of the exercise price of an option or any withholding taxes will again be available for issuance under the Plan. Finally, to the extent that grants are paid in cash, and not in shares of common stock, any shares previously reserved for issuance pursuant to such grants will also be available for issuance under the Plan.

        Individual Limits:    All grants other than dividend equivalents will be expressed in shares. The maximum number of shares of the Company's common stock with respect to which all grants other than dividend equivalents may be made under the Plan to any individual during the life of the Plan is 25% of the maximum number of shares that may be issued during the term of the Plan. The foregoing share limit will be adjusted by the Committee in the event of a stock dividend, spinoff, merger or other event affecting the capitalization of the Company. The individual limit will apply without regard to whether the grants are to be paid in stock or cash. Cash payments (other than for dividend equivalents) will equal the fair market value of the shares to which the cash payment relates. An individual may not accrue dividend equivalents during the life of the Plan in excess of the actual amount of dividends actually declared with respect to 25% of the maximum number of shares that may be issued during the term of the Plan.

        Options:    The Committee will select the employees and directors who will receive stock options. The Committee will determine the number of shares that will be subject to each grant of stock options and the terms of the options. Stock options may consist of incentive stock options or nonqualified stock options, within the meaning of Section 422 of the Internal Revenue Code.

        The exercise price of an option may be equal to or greater than the fair market value of the Company's common stock on the date of grant. The exercise price may be paid (1) in cash, (2) in shares of the Company's common stock having a fair market value on the date of exercise equal to the amount of the exercise price, (3) through a broker by having the broker sell shares of the Company's common stock simultaneously with the exercise of the option, or (4) by any other method permitted by the Committee. The Committee may grant dividend equivalents with respect to options.

        The term of each option will not exceed ten years. The Committee will determine when options may be exercised. The Committee may accelerate the exercisability of outstanding options at any time for any reason. Except as provided in the grant letter, an option may only be exercised while the participant is an employee or a director. The grant letter will specify under what circumstances a participant may exercise an option after termination of employment or service.

        Stock Units:    The Committee may grant stock units to employees and directors. Each stock unit represents the right of the participant to receive a share of the Company's common stock or an amount based on the value of a share of the Company's common stock. The Committee will determine the number of stock units to be granted and the terms applicable to each grant. The Committee may grant dividend equivalents with respect to stock units. The Committee will determine under what circumstances a participant may retain stock units after termination of the participant's employment or service. Stock units will be paid in cash or in shares of the Company's common stock, or a combination of the two, as determined by the Committee.

        Performance Units:    The Committee may grant performance units to employees and directors. Each performance unit represents the right of the participant to receive a share of the Company's common stock or an amount based on the value of a share of the Company's common stock, if specified performance goals are met. The Committee will determine the number of performance units to be granted and will establish the performance goals and other conditions for payment of performance units. The Committee may grant dividend equivalents with respect to performance units. The Committee will determine under what circumstances a participant may retain performance units after termination of the participant's employment or service. Performance units will be paid in cash or in shares of the Company's common stock, or a combination of the two, as determined by the Committee. The Committee will establish a target number of shares with respect to each performance unit grant, which is the number of shares payable if the performance goals are achieved at the 100% level. The Committee will also establish a threshold level of performance below which no shares or cash will be paid and a maximum number of shares that can be paid under the performance unit grant for performance in excess of the targeted level. Actual awards will range from zero to the maximum amount depending on the level of performance.

        Stock Awards:    The Committee may grant stock awards to employees and directors. The Committee will determine the number of shares that will be granted, any vesting or other restrictions applicable to the shares and the conditions under which any restrictions will lapse. Until any restrictions lapse, a participant generally cannot sell, assign, transfer, pledge, or otherwise dispose of stock awards. The Committee will determine under what circumstances a participant may retain stock awards after termination of the participant's employment or service. The Committee will determine to what extent a participant will have the right to vote stock awards and to receive any dividends or other distributions paid on stock awards.

        Dividend Equivalents:    The Committee may grant dividend equivalents in connection with grants under the Plan. A dividend equivalent is an amount determined by multiplying the number of shares of the Company's common stock subject to a grant by the per share dividend paid by the Company on its common stock. Dividend equivalents may be paid to participants currently or may be deferred at the discretion of the Committee. Dividend equivalents may be accrued as a cash obligation, or may be converted to stock units, at the discretion of the Committee. Unless the Committee determines otherwise, deferred dividend equivalents will not accrue interest. The Committee may provide that dividend equivalents will be payable based on the achievement of performance goals. The Committee may also provide that a participant may use dividend equivalents to pay the exercise price of a stock option. Dividend equivalents may be paid in cash or shares of the Company's common stock, or a combination of the two, at the discretion of the Committee.

        Other Stock-Based Awards:    The Committee may grant other stock-based awards, including stock appreciation rights, that are based on or measured by the value of, or payable in, shares of the Company's common stock, to employees and directors. These other stock-based awards may be granted subject to performance goals or other conditions. The Committee may also grant dividend equivalents with respect to other stock-based awards. Other stock-based awards may be paid in cash or in shares of the Company's common stock, or a combination of the two, at the discretion of the Committee.

        Deferrals:    The Committee may permit a participant to defer receipt of cash or shares that would otherwise be due to a participant in connection with any grant.

        Transferability of Grants:    Grants under the Plan are not transferable by the participant except by will or the laws of descent and distribution. Grants under the Plan may not be pledged or otherwise encumbered by a participant or otherwise subject to the claims of a participant's creditors.

        Qualified Performance-Based Compensation:    The Committee may determine that stock units, performance units, stock awards, dividend equivalents or other stock-based awards granted to an employee will be considered "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code (see discussion of Section 162(m) under "Federal Income Tax Consequences" below). For such grants, the Committee will establish in writing, at the beginning of the performance period: (1) the objective performance goals that must be met in order for the grants to be payable or the restrictions to lapse, (2) the period during which performance will be measured, (3) the maximum amounts that may be paid if the performance goals are met, and (4) other conditions as the Committee deems appropriate. The Committee may reduce, but not increase, the amount of compensation that is payable upon achievement of the designated performance goals.

        The Committee will use objectively determinable performance goals based on one or more of the following criteria, either in absolute terms or in comparison to publicly available industry standards or indices: earnings, revenue, operating margins and statistics, operating or net cash flows, financial return and leverage ratios, total stockholder returns, market share, or strategic business criteria consisting of one or more Company or business unit objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, customer satisfaction goals, product development goals, goals relating to acquisitions or divestitures, or any other objective measure derived from any of the foregoing criteria. The performance goals may relate to the participant's business unit or the performance of the Company as a whole, or any combination.

        Change of Control:    If a change of control occurs, unless the Committee determines otherwise, (1) all outstanding options will become fully exercisable, (2) the restrictions on all outstanding stock awards will lapse, and (3) with respect to participants holding stock units, performance units, dividend equivalents or other stock-based awards, the Committee may determine that such participants will receive a payment in settlement of such grants, in such amount and such form as may be determined by the Committee; provided that the payment amount will deliver an equivalent value for the settled grant.

        Unless the Committee determines otherwise, if a change of control occurs in which the Company is not the surviving corporation (or the Company survives only as a subsidiary of another corporation), all outstanding options that are not exercised will be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other grants that remain outstanding will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

        In the event of a change of control, the Committee may require that participants surrender their outstanding options in exchange for a payment, in cash or stock, or the Committee may terminate outstanding options after giving participants an opportunity to exercise outstanding options. The Committee may determine that participants holding stock units, performance units, dividend equivalents or other stock-based awards will receive a payment in settlement of the grants, in an amount and form determined by the Committee.

        The Committee making the determinations following a change of control must be comprised of the same members as those of the Committee immediately before the change of control. If the Committee members do not meet this requirement, the automatic provisions of the Plan, described in the first two paragraphs of this subsection, shall apply, and the Committee shall not have discretion to vary them.

        A change of control is defined as:

  •
  Any person, other than the Company and certain of its affiliates, becomes the beneficial owner of 20% or more of the Company's outstanding stock or the voting power of the Company's outstanding securities.

  •
  Individuals who, at the effective date of the Plan, constitute the Company's board of directors (referred to as the incumbent board) cease to constitute at least a majority of our board. However, any individual who becomes a director after the effective date of the Plan and whose election or nomination was approved by at least a majority of the directors then comprising the incumbent board will be considered a member of the incumbent board. However, no individual who was initially elected as a member of the Company's board in connection with an actual or threatened election contest will be considered to be a member of the incumbent board.

  •
  Completion of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (referred to as a corporate transaction) in which (1) all or substantially all the Company's stockholders immediately before the transaction do not, immediately after the transaction, own more than 60% of the then outstanding shares and voting power of the surviving company, in substantially the same proportions as their prior ownership of the Company's stock, (2) no person, other than the Company and certain of its affiliates, beneficially owns 20% or more of the Company's outstanding stock or the voting power of the Company's outstanding securities, and (3) individuals who were members of the incumbent board constitute at least a majority of the members of the board of directors of the corporation resulting from the corporate transaction.

  •
  Completion of a complete liquidation or dissolution of the Company.

        The Committee may provide in a grant instrument that a sale or other transaction involving a subsidiary or other business unit will be considered a change of control for purposes of a grant, or the Committee may establish other provisions that are applicable in the event of a specified transaction.

        Other Corporate Transactions:    In the event of an acquisition or other corporate transaction, the Committee may make grants to employees or directors in substitution for outstanding grants made by the predecessor corporation, on such terms as the Committee determines, including terms that vary from the other terms and conditions of the Plan.

        Amendment and Termination of the Plan:    The Plan will terminate on May 26, 2014. The Company's Board may terminate or amend the Plan earlier at any time. However, the Company's Board will not amend the Plan without stockholder approval if stockholder approval is required to comply with the Internal Revenue Code or other applicable law or to comply with applicable stock exchange requirements. The Plan may not be amended to permit repricing of options granted under the Plan without stockholder approval.

        The Plan must be reapproved by the Company's stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the "qualified performance-based compensation" provisions of the Plan (as described above under "Qualified Performance-Based Compensation") if additional grants are to be made as "qualified performance-based compensation" and if required by Section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences

        The following description of the federal income tax consequences of grants under the Plan is a general summary. State, local, and other taxes may also be imposed in connection with grants. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the Plan.

        Incentive Stock Options:    There generally are no federal income tax consequences to a participant or to the Company upon the grant of an incentive stock option.

        A participant will not recognize income for purposes of the regular federal income tax upon the exercise of an incentive stock option. However, for purposes of the alternative minimum tax, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income.

        A participant will recognize income when he or she sells stock acquired upon exercise of an incentive stock option. If the shares acquired upon exercise of an incentive stock option are disposed of after two years from the date the option was granted and after one year from the date the shares were transferred upon the exercise of the option, the participant will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. The Company will not be entitled to any corresponding tax deduction.

        If a participant disposes of the shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (a disqualifying disposition), any gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the sale price, if less) and the exercise price. The Company generally will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be a long-term or short-term capital gain, depending upon the length of time the shares were held before the disposition.

        Nonqualified Stock Options: A participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of the Company's common stock on the date of exercise over the option price. The basis in shares acquired upon exercise of a nonqualified stock option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, the Company will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary income.

        Stock Units and Performance Units: A participant who receives a stock unit or performance unit will not recognize taxable income until the unit is paid to the participant. When the unit is paid, the participant will recognize ordinary income in an amount equal to the fair market value of the stock and cash, if any, paid to the participant. The Company generally will be entitled to a business expense deduction in the same amount and in the same year.

        Stock Awards: A participant who receives a stock award generally will not recognize taxable income until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time, less any amounts paid for the shares. A participant may elect to recognize ordinary income when a stock award is granted in an amount equal to the fair market value of the shares at the date of grant, determined without regard to the restrictions. The Company generally will be entitled to a corresponding business expense deduction in the year in which the participant recognizes ordinary income.

        Dividend Equivalents and Other Stock-Based Awards: A participant will recognize ordinary income when dividend equivalents and other stock-based awards are paid to the participant, in an amount equal to the cash and the fair market value of any shares paid to the participant. The Company generally will be entitled to a corresponding business expense deduction when the participant recognizes ordinary income.

        Section 162(m):    Section 162(m) of the Internal Revenue Code generally disallows a public company's tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers in excess of $1,000,000 in any year. Compensation that qualifies as "qualified performance-based compensation" is excluded from the $1,000,000 limit, and, therefore, remains fully deductible by the company that pays it. Assuming the Plan is approved by our stockholders, we intend that options granted under the Plan will not be subject to the Section 162(m) deduction limit, and we intend that grants that are contingent on achieving performance goals as described in "Qualified Performance-Based Compensation" above will not be subject to the Section 162(m) deduction limit. Other grants under the Plan may be subject to the deduction limit.

        Vote Required.    The affirmative vote of the holders of a majority of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote on this proposal will be necessary for the adoption of Proposal 3. Approval of Proposal 3 also will require that the holders of a majority of the shares entitled to vote (as determined in accordance with the rules of the New York Stock Exchange) cast a vote, whether in favor, against or in abstention.

        Board Recommendation.    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 3. Proxies solicited by the Board of Directors will be voted for Proposal 3 unless stockholders specify otherwise on their proxies.

PROPOSAL 4
APPROVAL OF ANNUAL INCENTIVE PLAN

General

        The Company's Board has approved the Hilton Hotels Corporation Annual Incentive Plan (the "Plan") and is submitting the Plan for stockholder approval with respect to awards to be made to its executive officers who are among the top six most highly compensated employees of the Company and its subsidiaries (referred to as Tier I Officers). Under the Plan, we will be able to award cash bonuses to employees based on the Company's performance, the performance of certain business units and, where appropriate, individual performance. The Company's employees and employees of its subsidiaries are eligible to participate in the Plan. If the Company's stockholders approve the Plan with respect to Tier I Officers, the Plan will meet the requirements of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code permits the Company to deduct "qualified performance-based compensation" in excess of $1,000,000 in any taxable year to a named executive officer if, among other things, the material terms of the performance-based compensation have been approved by the Company's stockholders. If the stockholders do not approve the Plan with respect to Tier I Officers, no awards will be paid to Tier I Officers under the Plan regardless of whether the awards would otherwise be earned. If the stockholders do not approve the Plan with respect to Tier I Officers, the Board may adopt, or may not adopt, another cash bonus plan for the benefit of such individuals. A copy of the Plan is attached to this proxy statement as Exhibit C.

        The following is a summary of the material terms of the Plan.

Description of the Plan

        Purpose:    The Plan provides a means for awarding cash bonuses to the Company's employees and employees of its subsidiaries, including executive officers, based on the satisfaction of certain preset performance objectives (referred to as performance goals) over the fiscal year or any other period designated by the Compensation Committee (referred to as the performance period). The objectives of the Plan are:

  •
  to enhance the Company's ability to attract, reward and retain employees;

  •
  to strengthen employee commitments to the Company's success; and

  •
  to align employee interests with those of the Company's stockholders by providing compensation that varies based on the Company's success.

        Administration:    The Plan will be administered and interpreted by the Compensation Committee of the Board. Under the Plan, the Compensation Committee may delegate its responsibilities to the Chief Executive Officer as it deems appropriate, except that the Compensation Committee may not delegate its responsibilities with respect to Tier I Officers. The term "Committee" refers to the Compensation Committee or the Chief Executive Officer, depending on whether the Compensation Committee exercises its delegation authority.

        The Committee has the authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select participants, to determine each participant's target award percentage, to approve awards under the Plan, to decide the facts in any case arising under the Plan and to make all other determinations, including factual determinations, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of its authority or power; provided that only the Compensation Committee has authority to amend (subject to stockholder approval in certain instances) or terminate the Plan and the Compensation Committee may not increase the amount of an award payable to a Tier I Officer pursuant to the terms of the Plan.

        Eligibility and Participation:    Employees of the Company and its subsidiaries and leased employees who work full-time for the Company are eligible to participate in the Plan. For 2004, it is intended that approximately 830 employees (including certain full-time leased employees) will be eligible to receive awards under the Plan. The Committee will select the employees who will participate in the Plan for each performance period. Subject to certain limited exceptions, to be eligible for an award in any given year, an employee must be actively employed on the last day of the Company's fiscal year.

        A newly hired employee is eligible to receive a prorated award for a fiscal year if the employee's date of hire occurs on or before September 30, or such other date as the Committee may specify. An employee may only participate in one annual incentive plan or sales incentive plan for any specific period of time.

        Target Award Percentage:    As soon as practicable, but no later than 90 days after the beginning of the Company's fiscal year or the date on which 25% of the fiscal year has been completed, whichever is earlier, the Committee will determine the employees who will be participants for the performance period and will determine each participant's target award percentage.

        For participants other than Tier I Officers, the target award percentage is generally the percentage of such participant's base salary at the end of the fiscal year (excluding bonuses, special awards and other non-base compensation) that the participant will receive if the targeted level of performance is achieved for each of the performance goals set by the Committee for that performance period.

        For Tier I Officers, the target award percentage is expressed as the maximum percentage of a bonus pool, the amount of which is determined based on a formula set by the Committee using one or more objective business criteria.

        The maximum award payable to any Tier I Officer will not exceed 50% of the pool, and the total of all awards paid to Tier I Officers will not exceed 100% of the pool.

        Performance Goals:    For target awards designated as "qualified performance-based compensation," the performance goals are based on pre-established objective business criteria set forth in writing at the beginning of each fiscal year by the Committee. The relevant criteria may include, either in absolute terms or in comparison to publicly available industry standards or indices; earnings, revenue, operating margin and statistics, operating or net cash flows, financial return and leverage ratings, total stockholder returns or market share. The Committee determines the objective business criteria upon which the performance goals are based and the weight to be accorded each.

        For target awards not designated as "qualified performance-based compensation," the performance goals of the Company, business unit or the individual may be based on one of the objective business criteria listed above, and/or such other performance measures or goals, whether quantitative or qualitative, developed pursuant to the Company's operating plan for the fiscal year.

        Changes to Targets or Performance Goals:    With respect to target awards designated as "qualified performance-based compensation," the Committee may, to the extent consistent with the requirements of Section 162(m) of the Code, at any time prior to the financial determination of awards, change the performance goals to reflect a change in corporate capitalization, such as a stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, separation, reorganization or partial or complete liquidation, or to equitably reflect the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in the Company's method of accounting, any change in applicable law, any change due to any merger, consolidation, acquisition, reorganization, stock split, stock dividend, combination of shares or other changes in the Company's corporate structure or shares, or any other change of a similar nature.

        Except with respect to awards to Tier I Officers, the Committee may, at any time prior to the final determination of awards, change a participant's target award percentage or assign a different target award percentage to reflect any change in the participant's responsibility level or position during the performance period.

        Earning Awards:    Generally, a participant earns an award for a performance period based on the level of achievement of the performance goals established by the Committee for that period. Except for target awards designated as "qualified performance-based compensation," the amount of an award may be increased above the target award amount if the level of achievement of the performance goals exceeds the targeted level of performance. An award may also be reduced below the target award amount if actual performance is below the targeted level, but at or above the minimum level. A participant will receive no award if the level of achievement of all performance goals is below the minimum required to earn an award for the applicable performance period.

        Determination and Payment of Awards:    Upon certification of the achievement of the applicable performance goals by the Committee, a participant's award will normally be paid in a single lump sum cash payment as soon as practicable following the close of the fiscal year, but not later than 90 days after the close of the fiscal year.

        Limitations on Payment of Awards:    Generally, a participant must be employed on the last day of a performance period to receive payment of an award under the Plan. However, if a participant's employment terminates prior to the end of the performance period (including but not limited to termination due to retirement, disability or death), the Committee may determine that the participant will remain eligible to receive a prorated portion of any award that would have been earned, based on the number of days that the participant was actively employed and performed services during the performance period. In no event will payment of an award be made to a Tier I Officer or, unless the Committee determines otherwise, to any other participant, prior to the end of the performance period to which it relates.

        If a participant is on an authorized leave of absence during the performance period, the participant will be eligible to receive a prorated portion of any award that would have been earned, based on the number of days that the participant was actively employed and performed services during the performance period. If payments are to be made under the Plan after a participant's death, such payments shall be made to the personal representative of the participant's estate.

        Amendment and Termination of Plan:    The Committee has the authority to amend, modify or terminate the Plan; provided that the Committee may not amend the Plan without obtaining stockholder approval if stockholder approval is required under Section 162(m) of the Code.

        New Plan Benefits:    The amounts payable under the Plan for 2004 cannot be determined until after the 2004 fiscal year is completed and achievement of the various performance goals is determined. Accordingly, the benefits or amounts of awards, if any, that will be received by or allocated to: (a) our Chief Executive Officer; (b) each of our other named executive officers; (c) the executive officers of the Company as a group; and (d) Company employees who are not executive officers as a group, are not yet determinable. Directors of the Company who are not employees do not participate in the Plan.

        With respect to fiscal year 2003, the following bonus amounts were earned under the Company's existing annual incentive plan:

NAME	DOLLAR VALUE
Stephen F. Bollenbach	$2,000,000
Matthew J. Hart	443,668
Dieter Huckestein	341,511
Thomas L. Keltner	335.217
Madeleine A. Kleiner	314,356

Executive Group	3,434,752

Non-Executive Officer Employee Group	16,765,652

See the "Executive Compensation—Summary Compensation Table" above.

Federal Income Tax Consequences

        The following description of the federal income tax consequences of awards under the Plan is a general summary. State, local, and other taxes may also be imposed in connection with awards. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the Plan.

        Awards generally will be subject to tax, and to the extent such awards qualify as performance-based compensation under Section 162(m) of the Code or are otherwise deductible as compensation, the Company will be entitled to a corresponding tax deduction in the year the award is paid.

        Vote Required.    The affirmative vote of the holders of a majority of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote on this proposal will be necessary for the adoption of Proposal 4. Approval of Proposal 4 also will require that the holders of a majority of the shares entitled to vote (as determined in accordance with the rules of the New York Stock Exchange) cast a vote, whether in favor, against or in abstention.

        Board Recommendation.    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 4. Proxies solicited by the Board of Directors will be voted for Proposal 4 unless stockholders specify otherwise on their proxies.

PROPOSAL 5
STOCKHOLDER PROPOSAL CONCERNING BOARD DECLASSIFICATION

        The Company has been advised that one of its stockholders intends to present a proposal at the annual meeting. The stockholder proposal and supporting statement, for which the Board of Directors accepts no responsibility, are set forth below.

        The name, address and stock ownership of the proponent will be furnished by the Company promptly upon receiving an oral or written request to the Company's Secretary. For the reasons set forth in its Statement in Opposition immediately following this stockholder proposal, the Company's Board of Directors does not support and urges you to vote AGAINST this proposal.

Stockholder Proposal

        "RESOLVED: The stockholders of Hilton Hotels Corporation ("Hilton" or the "Company") request that the board of directors take the necessary steps in accordance with applicable state law to declassify the board of directors so that all directors are elected annually, such declassification to be carried out in a manner that does not affect the unexpired terms of directors previously elected."

Supporting Statement

        "The election of directors is the primary avenue for shareholders to influence corporate governance policies and to hold management accountable for its implementation of these policies. We believe that classification of the board of directors, which results in only a portion of the board being elected annually, is not in the best interests of our Company and its stockholders.

        Hilton's board of directors is divided into three classes, with approximately one-third of all directors elected annually to three-year terms. Eliminating this classification system would require each director to stand for election annually and would give stockholders an opportunity to register their views on the performance of the board collectively and each director individually.

        We believe that electing directors in this manner is one of the best methods available to stockholders to ensure that the Company will be managed in a manner that is in the best interest of stockholders.

        The evidence indicates that shareholders at other companies do not favor classified boards. Shareholder proposals recommending annual elections of all directors received, on average, 62% of the vote in 2003, according to the Investor Responsibility Research Center. Also in 2003 more than 20 companies—including Pfizer, Dell, Hasbro, Bristol-Myers Squibb, Sprint, Great Lakes Chemical and Dow Jones—sought and received shareholder approval to declassify their boards. This number was up sharply from the previous year.

        We thus urge our fellow stockholders to support this reform. A number of companies have declassified boards. We regard as unfounded the concern expressed by some that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders. In the unlikely event that stockholders do vote to replace all directors, such a decision would express a dissatisfaction with the incumbent directors and would reflect the need for change.

        We Urge You To Vote For This Resolution."

Board of Directors' Statement in Opposition to the Stockholder Proposal

        The Board of Directors evaluates corporate governance issues affecting the Company on a regular basis, including whether to maintain the Company's classified Board structure. After careful consideration, the Board has determined that it is in the best interests of the Company and its stockholders to maintain the classified Board structure for the reasons set forth below and recommends a vote AGAINST this proposal.

        Under the Company's Certificate of Incorporation, the Board of Directors is divided into three classes with directors elected to staggered three-year terms. Approximately one-third of the directors stand for election each year. The stockholders of the Company approved this classified Board structure in 1985. Similar procedures for staggered elections have been adopted by a majority of S&P 500 companies, including most of the Company's peer companies in the hotel industry.

        The staggered election of directors provides continuity and stability in the management of the business and affairs of the Company since a majority of the directors will always have prior experience as directors of the Company and in-depth knowledge of the Company and its business and strategies. The Board believes that directors with such understanding are a valuable resource and better able to make fundamental decisions about the Company and guide management in making such decisions. Staggered elections are designed to prevent a sudden change in the entire composition of the Board in any one year. Electing directors to three-year, as opposed to one-year, terms enhances the independence of non-management directors by providing them with a longer assured term of office within which to focus on the strategic goals of the Company. Maintaining three-year terms for directors assists the Company in attracting director candidates who are interested in making a longer term commitment to the Company.

        A classified Board encourages a third party engaging in an unfriendly or unsolicited effort to take over or restructure the Company that may not be in the best interests of the stockholders to negotiate at arms length with the Board. It gives the Board the time and leverage necessary to evaluate the adequacy and fairness of any takeover proposal, negotiate the best result for all stockholders and consider alternative proposals. Having a classified Board does not prevent unsolicited takeover attempts, but by reducing the threat of imminent removal, it positions the incumbent Board to negotiate terms to maximize the value to all stockholders.

        The Board believes that the benefits of a classified board structure do not come at the cost of directors' accountability to stockholders and that the Company's current Board structure has not affected the accountability of the Company's directors to stockholders during the 19 years it has been in place. All directors are required to uphold their fiduciary duties to the Company and its stockholders, regardless of the length of their term of office.

        Vote Required.    Approval of Proposal 5 requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote on this proposal. Because this proposal is only a recommendation, however, its approval would not effectuate the declassification of the Board. The proposal requests that the Board take the necessary steps to declassify. Under Delaware law and the Company's Certificate of Incorporation, declassification could only occur through an amendment to the Certificate of Incorporation approved by the affirmative vote of the holders of at least 75% of the shares of the Company's voting stock entitled to vote generally in the election of directors.

        Board Recommendation.    For the reasons set forth above, the Board of Directors urges the Company's stockholders to reject Proposal 5. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THE ADOPTION OF THE FOREGOING STOCKHOLDER PROPOSAL. Proxies solicited by the Company's Board of Directors will be voted against adoption of Proposal 5 unless stockholders specify otherwise on their proxies.

PROPOSAL 6
STOCKHOLDER PROPOSAL CONCERNING BOARD INDEPENDENCE

        The Company has been advised that one of its stockholders intends to present a proposal at the annual meeting. The stockholder proposal and supporting statement, for which the Board of Directors accepts no responsibility, are set forth below.

        The name, address and stock ownership of the proponent will be furnished by the Company promptly upon receiving an oral or written request to the Company's Secretary. For the reasons set forth in its Statement in Opposition immediately following this stockholder proposal, the Company's Board of Directors does not support and urges you to vote AGAINST this proposal.

Stockholder Proposal

        "RESOLVED: The shareholders of Hilton Hotels Corporation ("the Company") urge the Board of Directors to adopt a policy of nominating Independent Directors who, if elected by the shareholders, would constitute two-thirds of the Board. For purposes of this proposal, the term "Independent Director" shall mean a director who:

  •
  has not been employed by the Company in an executive capacity;

  •
  is not, and is not affiliated with a company that is, an adviser or consultant to the Company or a member of the Company's senior management;

  •
  is not affiliated with a significant customer or supplier of the Company;

  •
  has no personal services contract(s) with the Company, or a member of the Company's senior management;

  •
  is not affiliated with a not-for-profit entity that receives significant contributions from the Company;

  •
  within the last five years, has not had any business relationship with the Company (other than service as a Director) that the Company has been required to disclose under the Securities and Exchange Commission disclosure regulations;

  •
  is not employed by a public company at which an executive officer of the Company serves as a director;

  •
  has not had any of the relationships described above with any affiliate of the Company; and

  •
  is not a member of the family of any person described above."

Supporting Statement

        "In 2003, The Conference Board Commission on Public Trust and Private Enterprise, co-chaired by Mr. Peter Peterson, Chairman of The Blackstone Group, and Mr. John Snow, U.S. Treasury Secretary, issued corporate governance recommendations anchored by the following principle: "Only a strong, diligent board, with a substantial majority of independent directors that both understands the key issues and asks management the tough questions, is capable of ensuring that shareowner interests are properly served."

        This proposal seeks such a Board of Directors for Hilton Hotels Corporation.

        Currently, Hilton's Board does not have a majority of independent directors, as defined by the Council of Institutional Investors, a leading corporate governance organization. Seven of Hilton's 13 Directors either are paid by Hilton as executives, serve on interlocking boards, or are executives of companies that do substantial business with Hilton.

        Hilton is likely to argue that the new rules at the NYSE regarding directors are sufficient. We believe those should be minimum standards for NYSE-listed companies, and that Hilton should be a leader in corporate governance by implementing a stronger standard. Moreover, these rules were proposed by the NYSE Board of Directors months before that Board was replaced with a new Board following the NYSE's own widely-publicized corporate governance controversy.

        According to a 2002 McKinsey & Co. study, "An overwhelming majority of investors are prepared to pay a premium for companies exhibiting high governance standards. Premiums averaged 12-14% in North America...." We believe that a strong standard of independence on Hilton's Board of Directors is better for shareholders. We urge you to VOTE YES on this proposal."

Board of Directors' Statement in Opposition to the Stockholder Proposal

        The Board has evaluated this proposal and believes that it is not in the best interests of the Company and its stockholders for this proposal to be adopted and recommends a vote AGAINST this proposal.

        In November 2003, the Securities and Exchange Commission approved final corporate governance rules of the NYSE which provide detailed criteria for the determination of whether directors are "independent." Based upon these rules and the Company's Corporate Governance Guidelines, the Company's Board has established an independence standard that is more rigorous than the standard required by the NYSE. A description of the independence standard established by the Board is described above under "Election of Directors—Information Concerning the Board of Directors and Certain Committees—Director Independence."

        The final NYSE rules require listed companies to have a majority of independent directors and have their audit, compensation and corporate governance/nominating committees comprised entirely of independent directors. The Company's Board has determined that, based upon the independence standard established by the Board, a majority of the Board and all of the members of the Audit, Compensation and Corporate Governance and Nominating Committees are independent directors.

        The standard of independence described in the proposal is more limiting than the standard prescribed by the NYSE. The Board believes that the Company should be a leader in corporate governance and, in furtherance of that goal, the Board has adopted a standard of independence that is more restrictive than that required by NYSE rules. The standard of independence adopted by the Board includes an expanded version of one of the criteria included in the proposal, which is that a director will not be deemed independent if employed at another company at which any executive officer of the Company serves as a director. The Board believes that certain of the other criteria for independence included in the proposal are covered by NYSE rules, are vague and subject to varying interpretations, or would unduly limit the Board's flexibility in nominating the best suited and most experienced candidates for the Board. The Board believes that, while independence is important, it is inadvisable to sacrifice the experience and wisdom of directors who meet the NYSE and Board standards but do not meet the arbitrary standards set forth in the proposal.

        The proposal also urges the Board to adopt a policy of nominating "independent directors" satisfying the proposal's definition who would constitute two-thirds of the Board. The standard imposed by the NYSE and the Company's Corporate Governance Guidelines requires a majority of the Board to be independent. The Board believes that a rigid formula requiring independent directors to constitute two-thirds of the Board is inadvisable and impractical. Implementation of this standard would require a significant increase in the size of the Board and/or a decision not to nominate certain directors for re-election. The Board believes that a material increase in the number of directors would make communications among directors more difficult and impair the Board's ability to perform its duties and responsibilities effectively. The Board further believes that imposition of the two-thirds standard could result in the loss of experienced and qualified directors which would impair the continuity of the Board and not be in the best interests of the Company and its stockholders. The Board believes that its current approach provides an appropriate balance between an experienced, knowledgeable, well-qualified board and an independent-minded decision-making body. Accordingly, the Board believes that the heightened standard it has established for the independence of a majority of directors, with independent Audit, Compensation and Corporate Governance and Nominating Committees, adequately insures the independent oversight of management and the protection of stockholder interests.

        Vote Required.    Approval of Proposal 6 requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote on this proposal. Because this proposal is only a recommendation, however, its approval would not effectuate the changes it references. Adoption of the policy described in the proposal requires action by the Company's Corporate Governance and Nominating Committee and Board of Directors.

        Board Recommendation.    For the reasons set forth above, the Board of Directors urges the Company's stockholders to reject Proposal 6. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THE ADOPTION OF THE FOREGOING STOCKHOLDER PROPOSAL. Proxies solicited by the Company's Board of Directors will be voted against adoption of Proposal 6 unless stockholders specify otherwise on their proxies.

2005 ANNUAL MEETING OF STOCKHOLDERS

        The 2005 Annual Meeting of Stockholders is presently scheduled to be held on May 26, 2005. Any proposals of stockholders intended to be presented at such meeting must be received by the Secretary of the Company no later than December 10, 2004, in order to be eligible for inclusion in the Company's proxy statement and form of proxy relating to the meeting. For stockholder proposals to be included in the proxy statement, you must comply with the rules of the Securities and Exchange Commission governing the submission of stockholder proposals.

        Under our By-Laws, for a stockholder to properly bring business before an annual meeting, including nominations to be made by a stockholder at the annual meeting, such stockholder must submit written notice thereof to the Secretary of the Company not less than 60 days prior to the annual meeting. The notice must contain certain required information as set forth in our By-Laws. Our By-Laws are filed with the Securities and Exchange Commission as Exhibits 3.4 through 3.7 to our Annual Report on Form 10-K for the year ended December 31, 2003.

        The enclosed proxy card offers the Company's stockholders the option to access the proxy statement, annual report and other materials relating to the 2005 Annual Meeting of Stockholders and other future stockholder meetings electronically via the internet. Stockholders who have already consented to receive such materials electronically do not need to consent again. A stockholder who consents to accessing such materials electronically may revoke such consent at any time. The Company will continue to distribute printed materials for future stockholder meetings to stockholders who do not consent to access such materials electronically. The Company encourages stockholders who can access such materials via the internet to indicate their consent on the proxy card, thereby saving the Company the cost of printing and mailing such materials for future stockholder meetings. Prior to the next stockholder meeting, the Company will notify consenting stockholders as to the procedures for accessing such materials via the internet and as to voting procedures.

HOUSEHOLDING

        The Securities and Exchange Commission has approved a rule concerning the delivery of annual reports and proxy statements. It permits a single set of these reports to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement in the future, he or she may telephone toll free 1-800-542-1061 or write to ADP, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting ADP at the address set forth above, if they are record holders.

PROXY SOLICITATION

        The Company will pay the cost of preparing and mailing this proxy statement and form of proxy to its stockholders. The Company has retained D.F. King & Co., Inc. to request banks and brokers to forward copies of these materials to persons for whom they hold common stock and to request authority for execution of the proxies. The Company has agreed to pay D.F. King & Co., Inc. a fee of $6,500 for these services, plus out-of-pocket expenses and disbursements.

Exhibit A

Hilton Hotels Corporation

Audit Committee Charter

HILTON HOTELS CORPORATION
AUDIT COMMITTEE CHARTER

Committee Membership

        The Audit Committee of the Board of Directors (the "Board") of Hilton Hotels Corporation (the "Company") shall be comprised of at least three directors, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise "independent" under the rules of the New York Stock Exchange, Inc. and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board shall also determine that each member is "financially literate," and that one member of the Audit Committee has "accounting or related financial management expertise," as such qualifications are interpreted by the Board in its business judgment, and whether any member of the Audit Committee is an "audit committee financial expert," as defined by the rules of Securities and Exchange Commission (the "SEC"). If the Board has determined that a member of the Audit Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise.

        No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee, and discloses this determination in the Company's annual proxy statement.

        Members shall be appointed by the Board based on nominations recommended by the Company's Corporate Governance and Nominating Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Purposes

        The purposes of the Audit Committee are:

  1.
  to assist Board oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, and (iv) the performance of the independent auditors and the Company's internal audit function; and

  2.
  to prepare an audit committee report as required by the SEC for inclusion in the Company's annual proxy statement.

        The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and for the effectiveness of internal controls over financial reporting. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management's assessment of the effectiveness of internal controls over financial reporting (commencing in the fiscal year ending December 31, 2004) and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

        The independent auditors shall submit to the Audit Committee annually a formal written statement (the "Auditors' Statement") describing: the auditors' internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors' independence) all relationships between the independent auditors and the Company, including the matters set forth in Independence Standards Board No. 1.

        The independent auditors shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company's financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

Committee Duties and Responsibilities

        To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:

  1.
  with respect to the independent auditors,

  (i)
  to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting), who shall report directly to the Audit Committee;

  (ii)
  to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee;

  (iii)
  to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

  (iv)
  to ensure that the independent auditors prepare and deliver annually an Auditors' Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company's independent auditors;

  (v)
  to obtain from the independent auditors in connection with any audit a timely report relating to the Company's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles ("GAAP") for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted differences;

    (vi)
    to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

    (vii)
    to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself; and

    (viii)
    to take into account the opinions of management and the Company's internal auditors in assessing the independent auditors' qualifications, performance and independence;

  2.
  with respect to the internal auditing department,

  (i)
  to review the responsibilities, budget and staffing of the Company's internal audit function and the appointment and replacement of the vice president of the internal auditing department; and

  (ii)
  to advise the vice president of the internal auditing department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management's responses thereto;

  3.
  with respect to accounting principles and policies, financial reporting and internal controls over financial reporting,

  (i)
  to advise management, the internal auditing department and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal controls over financial reporting;

  (ii)
  to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented or other professional standards:

  (iii)
  to meet with management, the independent auditors and, if appropriate, the vice president of the internal auditing department:

  •
  to discuss the scope of the annual audit;

  •
  to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

  •
  to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company's financial statements;

  •
  to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

  •
  to discuss any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company;

  •
  to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and

      •
      to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

    (iv)
    to inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting;

    (v)
    to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, and to discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

    (vi)
    to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act;

    (vii)
    to discuss with the Company's General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies and evidence of material violations of securities laws or breaches of fiduciary duty or other violations of the Company's Code of Conduct;

    (viii)
    to discuss and review the type and presentation of information to be included in earnings press releases;

    (ix)
    to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

    (x)
    to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

    (xi)
    to act as the Company's Qualified Legal Compliance Committee, including establishing written procedures for the confidential receipt, retention and consideration of any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205); and

    (xii)
    to establish hiring policies for employees or former employees of the independent auditors;

  4.
  with respect to reporting and recommendations,

  (i)
  to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company's annual proxy statement;

  (ii)
  to prepare and issue the evaluation required under "Performance Evaluation" below; and

  (iii)
  to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

Committee Structure and Operations

        The Audit Committee shall designate one member of the Committee as its chairperson. In the event of a tie vote on any issue, the chairperson's vote shall decide the issue. The Audit Committee shall meet at least four times per fiscal year, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee should meet separately on a periodic basis with management, the internal auditors and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Delegation to Subcommittee

        The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee consisting of one or more members of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

Performance Evaluation

        The Audit Committee shall prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation shall compare the performance of the Audit Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Audit Committee's charter deemed necessary or desirable by the Audit Committee. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make the report.

Resources and Authority

        The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

        The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

  1.
  compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

  2.
  compensation of any advisers employed by the Audit Committee; and

  3.
  ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Exhibit B

Hilton Hotels Corporation

2004 Omnibus Equity Compensation Plan

HILTON HOTELS CORPORATION

2004 OMNIBUS EQUITY COMPENSATION PLAN

        1.    Purpose

          The purpose of the Hilton Hotels Corporation 2004 Omnibus Equity Compensation Plan (the "Plan") is to provide (i) designated employees of Hilton Hotels Corporation ("Hilton") and its subsidiaries, and (ii) non-employee members of Hilton's Board of Directors with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock units, performance units, stock awards, dividend equivalents and other stock-based awards. Hilton believes that the Plan will encourage the participants to contribute materially to Hilton's growth, thereby benefiting Hilton's stockholders, and will align the economic interests of the participants with those of the stockholders.

        2.    Definitions

        Whenever used in this Plan, the following terms will have the respective meanings set forth below:

          (a)   "Board" means Hilton's Board of Directors as constituted from time to time.

          (b)   "Change of Control" means the first to occur of any of the following events:

          (i)    An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of Common Stock of Hilton ("Common Stock") or (2) the combined voting power of the then outstanding voting securities of Hilton entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") (a "Control Purchase"); excluding, however, the following: (1) Any acquisition directly from Hilton, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) Any acquisition by the Company, (3) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Hilton or any corporation controlled by Hilton, (4) Any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition, or (5) Any acquisition by Barron Hilton, the Charitable Remainder Unitrust created by Barron Hilton to receive shares from the Estate of Conrad N. Hilton, or the Conrad N. Hilton Fund; provided, however, that notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person acquires beneficial ownership of more than 20% of the Common Stock or the Outstanding Company Voting Securities as a result of the acquisition of Common Stock or Outstanding Company Voting Securities by Hilton which reduces the amount of Common Stock or Outstanding Company Voting Securities; provided, that if after such acquisition by Hilton such Person becomes the beneficial owner of additional Common Stock or Outstanding Company Voting Securities that increases the percentage of Common Stock or Outstanding Company Voting Securities beneficially owned by such Person, a Change in Control shall then occur; or

          (ii)   A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this subsection (ii), that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by Hilton's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board (a "Board Change"); or

          (iii)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Hilton ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns Hilton or all or substantially all of Hilton's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than Hilton, any employee benefit plan (or related trust) of Hilton or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (iv)  The approval by the stockholders of Hilton of a complete liquidation or dissolution of Hilton.

          (c)   "Code" means the Internal Revenue Code of 1986, as amended.

          (d)   "Committee" means (i) with respect to Grants to Employees, the Compensation Committee of the Board or its delegate or successor, or such other committee appointed by the Board to administer the Plan or its delegate or its successor, (ii) with respect to Grants made to Non-Employee Directors, the Board or its delegate, and (iii) with respects to Grants designated as "qualified performance-based compensation" under Code section 162(m), a committee that consists of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under Code section 162(m) and related Treasury regulations.

          (e)   "Company" means Hilton Hotels Corporation, any successor corporation and each corporation which is a member of a controlled group of corporations (within the meaning of Code section 414(b)) of which Hilton Hotels Corporation is a component member.

          (f)    "Date of Grant" means the effective date of a Grant; provided, however, that no retroactive Grants will be made.

          (g)   "Dividend Equivalent" means an amount determined by multiplying the number of shares of Stock or Stock Units subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by Hilton on its Stock on a dividend payment date.

          (h)   "Employee" means an employee of the Company (including an officer or director who is also an employee) and any individual characterized as a "leased employee" within the meaning of Code section 414(n) who works full-time for the Company, but excluding any individual

  (a) employed in a casual or temporary capacity (i.e., those hired for a specific job of limited duration), (b) whose terms of employment are governed by a collective bargaining agreement that does not provide for participation in this Plan, (c) characterized as a "leased employee" within the meaning of Code section 414 who does not work full-time for the Company, or (d) classified by the Company as a "contractor" or "consultant," no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

          (i)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (j)    "Fair Market Value" means the average of the highest and lowest sales prices of a share of Stock on the New York Stock Exchange on the day on which Fair Market Value is being determined, as reported on the composite tape for transactions on the New York Stock Exchange. In the event that there are no Stock transactions on the New York Stock Exchange on such day, the Fair Market Value will be determined as of the immediately preceding day on which there were Stock transactions on that exchange. Notwithstanding the foregoing, in the case of a cashless exercise pursuant to Section 7(g), the Fair Market Value will be the actual sale price of the shares issued upon exercise of the Option.

          (k)   "Grant" means an Option, Stock Unit, Performance Unit, Stock Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

          (l)    "Grant Instrument" means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

          (m)  "Hilton" means Hilton Hotels Corporation.

          (n)   "Incentive Stock Option" means a stock option that is intended to meet the requirements of Code section 422, as described in Section 7.

          (o)   "Non-Employee Director" means a member of the Board who is not an employee of the Company.

          (p)   "Nonqualified Stock Option" means a stock option that is not intended to meet the requirements of Code section 422, as described in Section 7.

          (q)   "Option" means an Incentive Stock Option or Nonqualified Stock Option to purchase Stock at the Option Price for a specified period of time.

          (r)   "Option Price" means an amount per share of Stock purchasable under an Option, as designated by the Committee.

          (s)   "Other Stock-Based Award" means any Grant based on, measured by or payable in Stock (other than Grants described in Sections 7, 8, 9, 10 and 11 of the Plan) as described in Section 12.

          (t)    "Participant" means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

          (u)   "Performance Unit" means an award of a phantom unit, representing a share of Stock, as described in Section 9.

          (v)   "Plan" means this 2004 Omnibus Equity Compensation Plan, as in effect from time to time.

          (w)  "Stock" means the common stock of Hilton or such other securities of Hilton as may be substituted for Stock pursuant to Section 5(c) or Section 18.

          (x)   "Stock Award" means an award of Stock, as described in Section 10.

          (y)   "Stock Unit" means an award of a phantom unit, representing a share of Stock, as described in Section 8.

        3.    Administration

          (a)    Committee.    The Plan shall be administered and interpreted by the Committee or its successor. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

          (b)    Committee Authority.    The Committee shall have the sole authority to (i) determine the individuals to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Grant, subject to the provisions of Section 19 below, and (v) deal with any other matters arising under the Plan.

          (c)    Committee Determinations.    The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

        4.    Grants

          Grants under the Plan may consist of Incentive Stock Options and Nonqualified Stock Options as described in Section 7, Stock Units as described in Section 8, Performance Units as described in Section 9, Stock Awards as described in Section 10, Dividend Equivalents as described in Section 11 and Other Stock-Based Awards as described in Section 12. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument. All Grants shall be made conditional upon the Participant's acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants. Notwithstanding any provision of the Plan to the contrary, Grants to Participants, if made, will be made contingent upon, and subject to, stockholder approval of the Plan at the May 27, 2004 stockholders' meeting.

        5.    Shares Subject to the Plan

          (a)    Shares Authorized.    The total aggregate number of shares of Stock that may be issued or transferred under the Plan is 30,000,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Stock or reacquired shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units, Performance Units, Dividend Equivalents or Other Stock-Based Awards are forfeited or terminated, the shares subject to such Grants shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the Option Price of an Option or any withholding taxes, shall again be available for issuance or transfer under the Plan. To the extent that any Grants are paid in cash, and not in shares of Stock, any shares previously reserved for issuance or transfer pursuant to such Grants shall again be available for issuance or transfer under the Plan.

          (b)    Individual Limits.    All Grants under the Plan, other than Dividend Equivalents, shall be expressed in shares of Stock. The maximum aggregate number of shares of Stock that shall be subject to Grants made under the Plan to any individual during the life of the Plan shall be 25% of the maximum number of shares that may be issued during the life of the Plan, subject to adjustment as described below. A Participant may not accrue Dividend Equivalents during the life of the Plan in excess of the actual amount of dividends actually declared with respect to 25% of the maximum number of shares that may be issued over the life of the Plan. The individual limits of this subsection (b) shall apply without regard to whether the Grants are to be paid in Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Stock to which the cash payment relates.

          (c)    Adjustments.    If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without Hilton's receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as a result of a spinoff or Hilton's payment of an extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock for which any individual may receive Grants in any year, the number of shares covered by outstanding Grants, the kind of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

        6.    Eligibility for Participation

          (a)    Eligible Persons.    All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.

          (b)    Selection of Participants.    The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Stock subject to each Grant.

        7.    Options

          (a)    General Requirements.    The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee may grant Dividend Equivalents with respect to Options.

          (b)    Number of Shares.    The Committee shall determine the number of shares of Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.

          (c)    Type of Option and Price.

          (i)    The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or its parents or subsidiaries, as defined in Code section 424. Nonqualified Stock Options may be granted to Employees and Non-Employee Directors.

          (ii)   The Option Price shall be determined by the Committee and may be equal to or greater than the Fair Market Value on the Date of Grant; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of Hilton or any parent or subsidiary of Hilton, as defined in Code section 424, unless the Option Price is not less than 110% of the Fair Market Value on the Date of Grant.

          (d)    Option Term.    The Committee shall determine the term of each Option. The term of an Option shall not exceed ten years from the Date of Grant. However, an Incentive Stock Option that is granted to an Employee who, at the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of Hilton, or any parent or subsidiary of Hilton, as defined in Code section 424, may not have a term that exceeds five years from the Date of Grant.

          (e)    Exercisability of Options.    Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

          (f)    Termination of Employment or Service.    Except as provided in the Grant Instrument, an Option may only be exercised while the Participant is employed by, or providing service to, the Company. The Committee shall specify in the Grant Instrument under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

          (g)    Exercise of Options.    A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company or its designated agent. The Participant shall pay the Option Price and any withholding taxes for the Option (i) in cash, (ii) with the approval of the Committee, by delivering shares of Stock owned by the Participant (including Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having an aggregate Fair Market Value on the date of exercise equal to the Option Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Stock having a Fair Market Value on the date of exercise equal to the Option Price, (iii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (iv) by such other method as the Committee may approve. Shares of Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made.

          (h)    Limits on Incentive Stock Options.    Each Incentive Stock Option shall provide that if the aggregate Fair Market Value on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of Hilton or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of Hilton or a parent or subsidiary, as defined in Code section 424.

        8.    Stock Units

          (a)    General Requirements.    The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on the Company's records for purposes of the Plan.

          (b)    Terms of Stock Units.    The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units. The Committee may grant Dividend Equivalents with respect to Stock Units.

          (c)    Payment With Respect to Stock Units.    Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee. The Grant Instrument shall specify the maximum number of Stock Units that may be earned pursuant to the terms of the Stock Unit Grant.

          (d)    Requirement of Employment or Service.    If a Participant ceases to be employed by, or provide service to the Company, or if other conditions established by the Committee are not met, the Participant's unvested or contingent Stock Units shall be forfeited. The Committee may provide for complete or partial exceptions to this requirement as it deems appropriate.

        9.    Performance Units

          (a)    General Requirements.    The Committee may grant Performance Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 9. Each Performance Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals are met. All Performance Units shall be credited to accounts on the Company's records for purposes of the Plan.

          (b)    Terms of Performance Units.    The Committee shall establish the performance goals and other conditions for payment of Performance Units. Performance Units may be paid at the end of a specified performance or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Performance Units. The Committee may grant Dividend Equivalents with respect to Performance Units.

          (c)    Payment With Respect to Performance Units.    Payment with respect to Performance Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee. Without limiting the foregoing, the Committee may provide in a Grant Instrument that all or a specified portion of a Performance Unit shall be paid in cash. The Grant Instrument shall specify the maximum number of Performance Units that may be earned with respect to the Performance Unit Grant.

          (d)    Requirement of Employment or Service.    If a Participant ceases to be employed by, or provide service to the Company, or if other conditions established by the Committee are not met, the Participant's Performance Units shall be forfeited. The Committee may provide for complete or partial exceptions to this requirement as it deems appropriate.

        10.    Stock Awards

          (a)    General Requirements.    The Committee may issue or transfer shares of Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 10. Shares of Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration (except as required by applicable law), and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

          (b)    Number of Shares.    The Committee shall determine the number of shares of Stock to be issued or transferred pursuant to a Stock Award and any restrictions applicable to such shares.

          (c)    Requirement of Employment or Service.    If the Participant ceases to be employed by, or provide service to, the Company, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Stock must be immediately returned to the Company. The Committee may provide for complete or partial exceptions to this requirement as it deems appropriate.

          (d)    Restrictions on Transfer.    During the restriction period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 16. Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed from the stock certificate covering any shares as to which restrictions have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed.

          (e)    Right to Vote and to Receive Dividends.    The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Committee may determine that a Participant's entitlement to dividends or other distributions with respect to a Stock Award shall be subject to achievement of performance goals or other conditions.

        11.    Dividend Equivalents

          The Committee may grant Dividend Equivalents in connection with Grants under the Plan, under such terms and conditions as the Committee deems appropriate under this Section 11. Dividend Equivalents may be paid to Participants currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company's records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant. The Committee shall determine whether any deferred Dividend Equivalents will accrue interest. The Committee may provide that a Participant may use Dividend Equivalents to pay the Option Price. The Committee may also provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Stock or in a combination of the two, as determined by the Committee.

        12.    Other Stock-Based Awards

          The Committee may grant other awards, including stock appreciation rights, that are based on, measured by or payable in Stock to Employees or Non-Employee Directors, on such terms and conditions as the Committee deems appropriate under this Section 12. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination of the two, as determined by the Committee. The Committee may grant Dividend Equivalents with respect to Other Stock-Based Awards.

        13.    Qualified Performance-Based Compensation

          (a)    Designation as Qualified Performance-Based Compensation.    The Committee may determine that Stock Units, Performance Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered "qualified performance-based compensation" under Code section 162(m). The provisions of this Section 13 shall apply to any such Grants that are to be considered "qualified performance-based compensation" under Code section 162(m). To the extent that Grants of Stock Units, Performance Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards designated as "qualified performance-based compensation" under Code section 162(m) are made, no such Grant may be made as an alternative to another Grant that is not designated as "qualified performance-based compensation" but instead must be separate and apart from all other Grants made.

          (b)    Performance Goals.    When Stock Units, Performance Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards that are to be considered "qualified performance-based compensation" are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of Code section 162(m) for "qualified performance- based compensation." The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

          (c)    Criteria Used for Objective Performance Goals.    In setting the performance goals for Grants designated as "qualified performance-based compensation" pursuant to this Section 13, the Committee shall use objectively determinable performance goals based on one or more of the following objective criteria, either in absolute terms or in comparison to publicly available industry standards or indices: earnings, revenue, operating margins and statistics, operating or net cash flows, financial return and leverage ratios, total stockholder returns, market share, or strategic business criteria consisting of one or more Company or Business Unit objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, customer satisfaction goals, product development goals, goals relating to acquisitions or divestitures, or any other objective measure derived from any of the foregoing criteria. In addition, in setting the performance goals for Grants not designated as "qualified performance-based compensation" for purposes of Code section 162(m), the Committee may use such other goals as are developed in the Company's operating plan for the Performance Period. The performance goals may relate to the Participant's business unit or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

          (d)    Timing of Establishment of Goals.    The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Code section 162(m).

          (e)    Announcement of Results.    The Committee shall certify and announce the results for the performance period to all Participants after the Company announces the Company's financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the applicable Grants for the performance period shall be forfeited or shall not be paid, as applicable.

          (f)    Death, Disability or Other Circumstances.    The Committee may provide that Grants shall be payable or restrictions shall lapse, in whole or in part, in the event of the Participant's death or disability during the Performance Period, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under Code section 162(m).

        14.    Deferrals

          The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals.

        15.    Withholding of Taxes

          (a)    Required Withholding.    All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

          (b)    Share Withholding.    At the Company's election, or if the Committee so permits with respect to a Participant, the Company's tax withholding obligation with respect to Grants paid in Stock may be satisfied by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. If the Committee permits a Participant to elect share withholding, the Participant's election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

        16.    Transferability of Grants

          Except as provided below, only the Participant may exercise rights under a Grant during the Participant's lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of the successor's right to receive the Grant under the Participant's will or under the applicable laws of descent and distribution.

        17.    Consequences of a Change of Control

          (a)    Notice and Acceleration.    Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Participant who holds outstanding Grants with written notice of the Change of Control, (ii) all outstanding Options shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, (iv) all Stock Units and Performance Units shall become payable in cash or in stock in an amount not less than the Fair Market Value of the Stock or the Stock to which the units relate, as determined by the Committee, and (v) Dividend Equivalents and Other Stock-Based Awards shall become payable in full in cash, in amounts determined by the Committee.

          (b)    Assumption of Grants.    Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Grants that remain outstanding shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

          (c)    Other Alternatives.    Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may require that Participants surrender their outstanding Options in exchange for a payment by the Company, in cash or Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value subject to the Participant's unexercised Options exceeds the Option Price, if any, (ii) after giving Participants an opportunity to exercise their outstanding Options, the Committee may terminate any or all unexercised Options at such time as the Committee deems appropriate, and (iii) with respect to Participants holding Stock Units, Performance Units, Dividend Equivalents or Other Stock-Based Awards, the Committee may determine that such Participants shall receive a payment in settlement of such Stock Units, Performance Units, Dividend Equivalents or Other Stock-Based Awards, in such amount and form as may be determined by the Committee; provided, that the payment amount shall deliver an equivalent value for such settled Award. Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify.

          (d)    Committee.    The Committee making the determinations under this Section 17 following a Change of Control must be comprised of the same members as those of the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of subsections (a) and (b) shall apply, and the Committee shall not have discretion to vary them.

          (e)    Other Transactions.    The Committee may provide in a Grant Instrument that a sale or other transaction involving a Subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

        18.    Requirements for Issuance of Shares

          No Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on the Participant's subsequent disposition of such shares of Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

        19.    Amendment and Termination of the Plan

          (a)    Amendment.    The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, impair any rights or obligations under any Grant previously made to the Participant, unless such right has been reserved in the Plan or the Grant Instrument, or except as provided in Section 21(b) below.

          (b)    No Repricing Without Shareholder Approval.    Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the stockholders of the Company provide prior approval for such repricing. The term "repricing" shall have the meaning given that term in Section 303A(8) of the New York Stock Exchange Listed Company Manual, as in effect from time to time, or any other substantially equivalent successor rule.

          (c)    Shareholder Approval for "Qualified Performance-Based Compensation."    If Stock Units, Performance Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards are granted as "qualified performance-based compensation" under Section 13 above, the Plan must be reapproved by the Company's stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 13, if additional Grants are to be made under Section 13 and if required by section 162(m) of the Code or the regulations thereunder. Any such reapproval shall not affect outstanding grants made within the five-year period following the year in which the previous approval was obtained.

          (d)    Termination of Plan.    The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

        20.    Effective Date of the Plan

          The Plan shall be effective as of May 27, 2004, subject to approval by the stockholders of the Company.

        21.    Miscellaneous

          (a)    Grants in Connection with Corporate Transactions and Otherwise.    Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees or directors thereof who become Employees or members of the Board, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee or director of another corporation who becomes an Employee or a member of the Board by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Grants.

          (b)    Compliance with Law.    The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants comply with the applicable provisions of Code section 162(m) and Code section 422. To the extent that any legal requirement of section 16 of the Exchange Act or Code section 162(m) or 422 as set forth in the Plan ceases to be required under section 16 of the Exchange Act or Code section 162(m) or 422, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

          (c)    Enforceability.    The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

          (d)    Funding of the Plan.    This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan.

          (e)    Rights of Participants.    Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Company.

          (f)    No Fractional Shares.    No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (g)    Employees Subject to Taxation Outside the United States.    With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

          (h)    Governing Law.    The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of California, without giving effect to the conflict of laws provisions thereof.

Exhibit C

Hilton Hotels Corporation

Annual Incentive Plan

HILTON HOTELS CORPORATION

ANNUAL INCENTIVE PLAN

1.     Purpose

        The purpose of the Hilton Hotels Corporation Annual Incentive Plan (the "Plan") is to enhance the ability of Hilton Hotels Corporation ("Hilton") to attract, reward and retain employees, to strengthen employee commitment to the Hilton's success and to align employee interests with those of Hilton's stockholders by providing variable compensation, based on the achievement of performance objectives. To this end, the Plan provides a means of annually rewarding participants based on the performance of Hilton and its Business Units (as defined below) and, where appropriate, on a participant's personal performance.

2.     Definitions

        (a)   "Award" shall mean the incentive award earned by a Participant under the Plan for any Performance Period.

        (b)   "Base Salary" shall mean the Participant's annual base salary rate in effect at the end of a Performance Period. Base Salary does not include Awards under this Plan or any other short-term or long-term incentive plan; imputed income from such programs as group-term life insurance; or non-recurring earnings, such as moving expenses, but is based on salary earnings before reductions for such items as deferrals under Company-sponsored deferred compensation plans, contributions under Code section 401(k) and contributions to flexible spending accounts under Code section 125.

        (c)   "Board" shall mean Hilton's Board of Directors as constituted from time to time.

        (d)   "Business Unit" shall mean a strategic business unit, central function, regional group or other unit of classification of the Company, as specified by the Committee or the CEO, as applicable.

        (e)   "CEO" shall mean the Chief Executive Officer of the Company or the person to whom the CEO delegates any function required of the CEO under the Plan.

        (f)    "Code" shall mean the Internal Revenue Code of 1986, as amended or any successor statute thereto.

        (g)   "Committee" shall mean the Compensation Committee of the Board. The Committee shall consist of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under Code section 162(m) and related Treasury regulations. The Committee may delegate its responsibilities for administering the Plan to the CEO as it deems appropriate, except that it may not delegate its responsibilities under the Plan relating to Tier I Officers or its authority to amend or terminate the Plan.

        (h)   "Company" shall mean Hilton Hotels Corporation, any successor corporation and each corporation which is a member of a controlled group of corporations (within the meaning of Code section 414(b)) of which Hilton Hotels Corporation is a component member.

        (i)    "Disabled" or "Disability" shall mean that a Participant is considered totally and permanently disabled for purposes of the Company's long-term disability plan.

        (j)    "Effective Date" shall mean January 1, 2004.

        (k)   "Employee" shall mean an employee of the Company (including an officer or director who is also an employee) and any individual characterized as a "leased employee" within the meaning of Code section 414(n) who works full-time for the Company, but excluding any individual (a) employed in a casual or temporary capacity (i.e., those hired for a specific job of limited duration), (b) whose terms of employment are governed by a collective bargaining agreement that does not provide for participation in this Plan, (c) characterized as a "leased employee" within the meaning of Code section 414 who does not work full-time for the Company, or (d) classified by the Company as a "contractor" or "consultant," no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

        (l)    "Hilton" shall mean Hilton Hotels Corporation.

        (m)  "Participant" for any Performance Period, shall mean an Employee designated by the Committee to participate in the Plan.

        (n)   "Performance Goals" for any Performance Period, shall mean:

        (i)    For Target Awards designated as "qualified performance-based compensation" pursuant to Section 5, the performance goals of the Company or a Business Unit, as specified by the Committee, shall be based on one or more of the following objective criteria, either in absolute terms or in comparison to publicly available industry standards or indices: earnings, revenue, operating margins and statistics, operating or net cash flows, financial return and leverage ratios, total stockholder returns, market share.

        (ii)   For Target Awards not designated as "qualified performance-based compensation" pursuant to Section 5, the performance goals of the Company, a Business Unit and/or the Participant, as specified by the Committee, based on one or more of the criteria listed in (i) above and/or such other performance measures or goals, whether quantitative or qualitative, developed pursuant to the Company's operating plan for the Performance Period. The Performance Goals may be weighted in such manner as the Committee may allocate, as determined at the beginning of the Performance Period.

        (iii)  To the extent applicable, the Committee, in determining whether and to what extent a Performance Goal has been achieved, shall use the information set forth in the Company's audited financial statements. The Performance Goals established by the Committee may be (but need not be) different each Performance Period and different Performance Goals may be applicable to different Participants.

        (o)   "Performance Period" shall mean the fiscal year of the Company or any other period designated by the Committee with respect to which an Award may be earned.

        (p)   "Plan" shall mean this Hilton Hotels Corporation Annual Incentive Plan, as from time to time amended and in effect.

        (q)   "Pool Amount" shall mean, for any Performance Period, the total amount available to Tier I Officers for Target Awards designated as "qualified performance-based compensation" if the applicable Performance Goals are achieved, as determined in accordance with Section 5(c).

        (r)   "Retirement" shall mean retirement from active employment or service with the Company at or after age 62.

        (s)   "Target Award Percentage" shall mean

        (i)    For any Participant other than a Tier I Officer, with respect to any Performance Period, the percentage of the Participant's Base Salary that the Participant would earn as an Award for that Performance Period if the targeted level of performance was achieved for each of the Performance Goals set by the Committee for that Participant for the Performance Period. A Participant's Target Award Percentage shall be determined by the Committee in its sole discretion based on the Participant's responsibility level or the position or positions held during the Performance Period; provided, however, that if any Participant other than a Tier I Officer held more than one position during the Performance Period, then the Committee may designate different Target Award Percentages with respect to each position and the Award will be pro-rated to reflect (to the nearest semi-monthly increment) the period during which such Participant had each Target Award Percentage.

        (ii)   For Tier I Officers, with respect to any Performance Period, the maximum percentage (determined at the beginning of the Performance Period) of the Pool Amount that the Participant would earn as an Award for that Performance Period if the targeted level of performance was achieved for each Performance Goal set by the Committee for that Performance Period. The aggregate Target Award Percentages for all Tier I Officers shall not exceed 100% of the Pool Amount.

        (t)    "Target Award" for any Participant with respect to any Performance Period, shall mean the dollar amount based on the Participant's Target Award Percentage that the Participant would be eligible to earn as an Award for that Performance Period.

        (u)   "Tier I Officer" shall mean an executive officer (within the meaning of the Securities Exchange Act of 1934, as amended) who is among the top six most highly compensated Employees of the Company.

3.     Eligibility

        Subject to the limitations contained in this Section 3, all Employees of the Company are eligible to participate in the Plan. The Committee shall designate which Employees shall participate in the Plan for each Performance Period. To be eligible to receive an Award with respect to any Performance Period, an Employee must be actively employed by the Company on the last day of the Performance Period (except as provided in Section 8). Newly hired Employees shall be eligible to receive a prorated Award for a Performance Period provided that their date of hire occurs on or before September 30 or such other date as the Committee may specify.

        Employees shall participate in only one annual incentive plan or sales incentive plan for any specific period in time. An Employee may participate in this Plan and another plan sequentially during any Performance Period because of promotion or reassignment, provided that participation in each such plan is prorated to reflect (to the nearest semi-monthly increment) the period during which he or she participated in each plan.

4.     Administration

        The administration of the Plan shall be consistent with the purpose and the terms of the Plan. The Plan shall be administered by the Committee. The Committee shall have full authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select Participants in the Plan, to determine each Participant's Target Award Percentage, to approve all of the Awards, to decide the facts in any case arising under the Plan and to make all other determinations, including factual determinations, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate; provided, however, that only the Committee shall have authority to amend or terminate the Plan and the Committee shall not be authorized to increase the amount of the Award payable to a Tier I Officer that would otherwise be payable pursuant to the terms of the Plan. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

        All Awards shall be made conditional upon the Participant's acknowledgement, in writing or by acceptance of the Award, that all decisions and determination of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award. Awards need not be uniform as among Participants. The Committee's administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company and all employees of the Company, including, the Participants and their respective beneficiaries.

5.     Determination of Awards

        (a)    Setting Target Awards.    As soon as practicable, but no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Code section 162(m), the Committee shall determine the Employees who shall be Participants during that Performance Period and determine each Participant's Target Award Percentage each of which shall be set forth in the Committee's minutes. The minutes shall set forth (A) the Participants during that Performance Period (which may be amended during the Performance Period for new Participants), (B) each Participant's Target Award Percentage for that Performance Period and (C) the Performance Goal or Goals (and how they are weighted, if applicable,) for that Performance Period. The Company shall notify each Participant of the Participant's Target Award Percentage and the applicable Performance Goals for the Performance Period.

        (b)    Earning An Award.    Generally, a Participant earns an Award for a Performance Period based on the level of achievement of the Performance Goals established by the Committee for that period. Except for Target Awards to Tier I Officers designated as "qualified performance-based compensation," the amount of the Award may be increased above the Target Award based on the extent to which the level of achievement of the Performance Goals exceeds the target level for that Performance Period, as specified by the Committee at the time the Performance Goals are set for that Performance Period. An Award may also be reduced below the Target Award to the extent the level of achievement of the Performance Goals is below target, but at or above the minimum level for that Performance Period, as specified by the Committee at the time the Performance Goals are established. A Participant will receive no Award if the level of achievement of all Performance Goals is below the minimum required to earn an Award for the applicable Performance Period, as specified by the Committee at the time the Performance Goals are established.

        (c)    Pool Amount.    The Pool Amount available for Awards to Tier I Officers for any Performance Period shall be determined by the Committee in its sole discretion based on a formula set by the Committee for the Performance Period using one or more of the objective business criteria described in Section (2)(n)(i) above.

        (d)    Maximum Award Amount.    The maximum Award payable to any Tier I Officer for any Performance Period shall not exceed 50% of the Pool Amount and the total of all Target Awards payable to Tier I Officers shall not exceed 100% of the Pool Amount.

        (e)    Special Rules for Tier I Officers.    Unless the Committee determines otherwise, the Target Awards of Tier I Officers shall be based on Performance Goals for each Performance Period that shall satisfy the requirements for "qualified performance-based compensation" under Code section 162(m), including the requirement that the achievement of the Performance Goals be substantially uncertain at the time they are established and that the Performance Goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Goals have been met. To the extent that Target Awards designated as "qualified performance-based compensation" under Code section 162(m) are made, no such Target Award may be made as an alternative to any other award that is not designated as "qualified performance-based compensation" but instead must be separate and apart from all other awards made. To the extent a Target Award is designated as "qualified performance-based compensation," the Committee is authorized to reduce the Target Award payable to a Tier I Officer for any Performance Period based upon its assessment of personal performance or other factors, but not to increase the Award beyond the Target Award for that Tier I Officer. Any reduction of a Tier I Officer's Target Award shall not result in an increase in any other Tier I Officer's Target Award.

6.     Changes to the Target

        Except with respect to Awards to Tier I Officers, the Committee may at any time prior to the final determination of Awards change the Target Award Percentage of any Participant or assign a different Target Award Percentage to a Participant to reflect any change in the Participant's responsibility level or position during the course of the Performance Period.

        In addition, the Committee may, but only to the extent consistent with the requirements of Code section 162(m) permitting a federal income tax deduction for Awards if a Target Award is designated as "qualified performance-based compensation," at any time prior to the financial determination of Awards, change the performance measures or Performance Goals to reflect a change in corporate capitalization, such as a stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, separation, reorganization or partial or complete liquidation, or to equitably reflect the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in the Company's method of accounting, any change in applicable law, any change due to any merger, consolidation, acquisition, reorganization, stock split, stock dividend, combination of shares or other changes in the Company's corporate structure or shares, or any other change of a similar nature.

7.     Payment of Awards

        The Committee shall certify and announce the Awards that will be paid by the Company to each Participant as soon as practicable following the final determination of the Company's financial results for the relevant Performance Period. Subject to the provisions of Section 8, payment of the Awards certified by the Committee shall normally be made, in a single lump sum cash payment as soon as practicable following the close of such Performance Period but in any event within 90 days after the close of the Performance Period.

8.     Limitations on Rights to Payment of Awards

        (a)    Employment.    No Participant shall have any right to receive payment of an Award under the Plan for a Performance Period unless the Participant remains in the employ of the Company through the last day of the Performance Period; provided, however, that if a Participant's employment with the Company terminates prior to the end of the Performance Period (including but not limited to termination on account of Retirement, Disability or death), the Committee may provide that the Participant shall remain eligible to receive a prorated portion of any earned Award, based on the number of days that the Participant was actively employed and performed services during such Performance Period in such circumstances as are deemed appropriate.

        (b)    Leaves of Absence.    If a Participant is on an authorized leave of absence during the Performance Period, such Participant shall be eligible to receive a prorated portion of any Award that would have been earned, based on the number of days that the Participant was actively employed and performed services during such Performance Period. If payments are to be made under the Plan after a Participant's death, such payments shall be made to the personal representative of the Participant's estate.

        (c)    Accelerated Payment.    In no event will payment be made to a Tier I Officer or, unless the Committee determines otherwise, to any other Participant, with respect to an Award prior to the end of the Performance Period to which it relates.

9.     Amendments

        The Committee may at any time amend (in whole or in part) this Plan; provided, however, that the Committee shall not amend the Plan without stockholder approval if such approval is required by Code section 162(m). No such amendment which adversely affects any Participant's rights to or interest in an Award earned prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto.

10.   Termination

        The Committee may terminate this Plan (in whole or in part) at any time. In the case of such termination of the Plan, the following provisions of this Section 10 shall apply notwithstanding any other provisions of the Plan to the contrary:

        (a)    Amount of Award.    The Committee shall promulgate administrative rules applicable to Plan termination, pursuant to which each affected Participant (other than a Tier I Officer) shall receive, with respect to each Performance Period which has commenced on or prior to the effective date of the Plan termination (the "Termination Date") and for which the Award has not yet been paid, the amount described in such rules and each Tier I Officer shall receive an amount equal to the amount the Award would have been had the Plan not been terminated (prorated for the Performance Period in which the Termination Date occurred), subject to reduction in the discretion of the Committee.

        (b)    Time of Payment.    Each Award payable under this Section 10 shall be paid as soon as practicable, but in no event later than 90 days after the Termination Date.

11.   Miscellaneous Provisions

        (a)    No Employment Right.    This Plan is not a contract between the Company and the Employees or the Participants. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Employee or any Participant any right to be retained in the employ of the Company. The Company is under no obligation to continue the Plan. Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board of Directors or committees thereof, to change the duties or the character of employment of any employee of the Company or to remove the individual from the employment of the Company at any time, all of which rights and powers are expressly reserved.

        (b)    No Assignment.    A Participant's right and interest under the Plan may not be assigned or transferred, except as provided in Section 8 of the Plan, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company's sole discretion, the Company's obligation under the Plan to pay Awards with respect to the Participant.

        (c)    Unfunded Plan.    The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of Awards.

        (d)    Withholding Taxes.    The Company shall have the right to deduct from Awards paid any taxes or other amounts required by law to be withheld.

        (e)    Stockholder Approval.    Notwithstanding any provision of the Plan to the contrary, Awards to Tier 1 Officers, if made, will be made contingent upon, and subject to, stockholder approval of the Plan at the May 27, 2004 stockholders' meeting.

        (f)    Compliance with 162(m).    It is the intent of the Company that the Plan and Awards under the Plan for Tier I Officers comply with the applicable provisions of Code section 162(m). To the extent that any legal requirement of Code section 162(m) as set forth in the Plan ceases to be required under Code section 162(m), that Plan provision shall cease to apply.

        (g)    Governing Law.    The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the law of the State of California.

HILTON HOTELS CORPORATION		YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK
INTERNET		TELEPHONE			MAIL
https://www.proxyvotenow.com/hlt		1-866-564-2330
• Go to the website address listed above.	OR	•	Use any touch-tone telephone.	OR	•	Mark, sign and date your proxy card.
• Have your proxy card ready.		•	Have your proxy card ready.		•	Detach your proxy card and return it in the postage-paid envelope provided.
• Follow the simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.			If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy.

For stockholders who have elected to receive the Company's Proxy Statement and Annual Report electronically, you can now view the 2004 Annual Meeting materials on the Internet by pointing your browser to http://www.hiltonworldwide.com.

1-866-564-2330 CALL TOLL FREE TO VOTE
☐	\/ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET \/

	(Please sign, date and return this proxy card in the enclosed envelope.)	☒ Votes MUST be indicated (x) in Black or Blue ink.

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR all nominees listed in Item 1, FOR Items 2, 3 and 4, and AGAINST Items 5 and 6.
1.	Election of the following nominees as directors:								FOR	AGAINST	ABSTAIN

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS		☐	3.	Approval of the Company's 2004 Omnibus Equity Compensation Plan:	☐	☐	☐
Nominees:	(01) A. Steven Crown, (02) David Michels, (03) John H. Myers and (04) Donna F. Tuttle.						4.	Approval of the Company's Annual Incentive Plan:	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)							5.	A stockholder proposal concerning Board declassification:	☐	☐	☐
*Exceptions							6.	A stockholder proposal concerning Board independence:	☐	☐	☐
				FOR	AGAINST	ABSTAIN
2.	Ratification of Ernst & Young LLP as the Company's auditors for 2004:			☐	☐	☐	In their discretion the named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

								SCAN LINE

							Date	Stock Owner sign here	Co-Owner sign here

YOUR VOTE IS IMPORTANT!
You can vote in one of three ways:

1.	Call toll free 1-866-564-2330 on a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call; or
2.	Vote by Internet by visiting the website at https://www.proxyvotenow.com/hlt and following the instructions on the reverse side; or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which the Company believes comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.
PLEASE VOTE

HILTON HOTELS CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Stephen F. Bollenbach and Madeleine A. Kleiner, or either of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of Common Stock of Hilton Hotels Corporation the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 A.M., local time, on May 27, 2004, at the Hilton Glendale, 100 West Glenoaks Boulevard, Glendale, California 91202, or any adjournment or postponement thereof, as indicated upon the matters referred to on the reverse side and in their discretion upon any other matters which may properly come before the meeting.

THE POWERS HEREBY GRANTED MAY BE EXERCISED BY BOTH OF SAID ATTORNEYS OR PROXIES OR THEIR SUBSTITUTES PRESENT AND ACTING AT THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF OR, IF ONLY ONE BE PRESENT AND ACTING, THEN BY THAT ONE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED UNDER ITEM 1, "FOR" ITEMS 2, 3 AND 4 AND "AGAINST" ITEMS 5 AND 6. THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING.

I consent to future access of the Company's annual reports and proxy materials electronically via the Internet. I understand that the Company may then opt not to distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time. (No need to consent again if previously consented.)	☐	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
		HILTON HOTELS CORPORATION P.O. BOX 11394 NEW YORK, N.Y. 10203-0394	Comments / Address Change:
I plan to attend the meeting.	☐
COMMENTS/ADDRESS CHANGE: Please mark this box if you have written comments/address change on the reverse side.	☐

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND EXECUTIVE OFFICERS
PROPOSAL 1 ELECTION OF DIRECTORS
Summary Compensation Table
Option Grants in Last Fiscal Year
RETIREMENT PLANS
PROPOSAL 3 APPROVAL OF 2004 OMNIBUS EQUITY COMPENSATION PLAN
PROPOSAL 4 APPROVAL OF ANNUAL INCENTIVE PLAN
PROPOSAL 5 STOCKHOLDER PROPOSAL CONCERNING BOARD DECLASSIFICATION
PROPOSAL 6 STOCKHOLDER PROPOSAL CONCERNING BOARD INDEPENDENCE
2005 ANNUAL MEETING OF STOCKHOLDERS
HOUSEHOLDING
PROXY SOLICITATION
HILTON HOTELS CORPORATION AUDIT COMMITTEE CHARTER
HILTON HOTELS CORPORATION 2004 OMNIBUS EQUITY COMPENSATION PLAN
HILTON HOTELS CORPORATION ANNUAL INCENTIVE PLAN